Exhibit 99.1
EXPLANATORY NOTE

These risk factors appear on pages 23 through 59 of the Registration Statement on Form S-4 filed by Ideanomics, Inc. with the Securities and Exchange Commission on February 1, 2022 (File No. 333-260843) (the “Registration Statement”). Capitalized terms not otherwise defined herein shall have the meaning as set forth in the Registration Statement. Cross references to page numbers or exhibits in this Exhibit 99.1 refer to other pages or exhibits of the Registration Statement referenced above. Cross-referenced sections of the Registration Statement are incorporated by reference into this Exhibit 99.1.

RISK FACTORS
In addition to the other information included and incorporated by reference into this proxy statement/prospectus, including the matters addressed in the section titled “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the following risks before deciding whether to vote for the issuance of shares of Ideanomics common stock in connection with the merger. In addition, you should read and consider the risks associated with each of the businesses of Ideanomics and VIA because these risks will also affect the combined company. For Ideanomics, these risks can be found in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as updated by subsequent Quarterly Reports on Form 10-Q, including Ideanomics’ Quarterly Report on Form 10-Q for the three months ended September 30, 2021, and Current Reports on Form 8-K, which are filed with the SEC and incorporated by reference into this proxy statement/prospectus. You should also read and consider the other information in this proxy statement/prospectus and the other documents incorporated by reference into this proxy statement/prospectus. See the section titled “Where You Can Find More Information,” beginning on page 157 of this proxy statement/prospectus.
The risks described below and in the documents incorporated by reference into this proxy statement/prospectus are certain material risks, although not the only risks, relating to the transaction and each of Ideanomics, VIA and the combined company. Such risks are not the only risks that Ideanomics or the combined company will face after the completion of the merger. Additional risks and uncertainties not currently known or that are currently expected to be immaterial may also materially and adversely affect the business, financial condition and results of operations of Ideanomics or the surviving company or the market price of Ideanomics common stock following the completion of the merger.
Risk Factors Relating to the Merger
The merger may not be completed on the terms or timeline currently contemplated, or at all.
The consummation of the merger is subject to numerous conditions, including the approval by Ideanomics stockholders of the Ideanomics stock issuance proposal and VIA stockholders of the merger agreement proposal, obtaining any third-party and regulatory consents and approvals and other customary closing conditions. See the section titled “The Merger Agreement - Conditions to Completion of the Merger” beginning on page 80.
If the merger is not completed for any reason, including the failure to complete the merger by March 31, 2022 (or such later date to which such date may be extended in accordance with the terms of the merger agreement), the price of Ideanomics common stock may decline to the extent that the market price of Ideanomics common stock reflects or previously reflected positive market assumptions that the merger would be completed and the related benefits would be realized. In addition, Ideanomics and VIA have expended and will continue to expend significant management time and resources and have incurred and will continue to incur significant expenses due to legal, advisory, printing and financial services fees related to the merger. These expenses must be paid regardless of whether the merger is consummated. There is no assurance that the merger will be consummated. See the section titled “The Merger Agreement” beginning on page 70 of this proxy statement/prospectus.

Because the purchase price is subject to adjustments pursuant to the merger agreement, and the earnout is subject to conditions that may not be satisfied, we cannot determine the actual number of shares that will be issued in the merger until after the closing date of the merger and the expiration of the earnout period ending December 31, 2026.
The value of the merger consideration and the resulting number of shares of Ideanomics common stock VIA stockholders will be entitled to receive in the merger is subject to adjustments under the merger agreement for cash, indebtedness, net working capital, transaction expenses and certain deductions for the escrows, each to be determined at closing and subject to certain post-closing adjustments. See “The Merger Agreement” beginning on page 70 of this proxy statement/prospectus.
In addition, VIA stockholders are entitled to Earnout Consideration subject to the satisfaction of the conditions thereto, in an amount up to $180,000,000 in additional shares of Ideanomics common stock valued based on the 30-day volume-weighted average price at the time of the earnout payment. There can be no assurance the conditions to the Earnout Consideration will be satisfied or that VIA stockholders will receive any consideration under the earnout provision of the merger agreement.
Failure to complete the merger could negatively affect the stock price of Ideanomics and the future business and financial results of Ideanomics and VIA.
If the merger is not completed, the ongoing businesses of VIA or Ideanomics may be adversely affected and Ideanomics and VIA will be subject to several risks, including the following:
the incurrence of costs and expenses relating to the proposed merger, such as financing, legal, accounting, financial advisor, filing, printing and mailing fees and expenses, including the potential expense reimbursement obligations described above;

the possibility of a change in the trading price of Ideanomics common stock to the extent current trading prices reflect a market assumption that the merger will be completed;

the possibility that Ideanomics or VIA could suffer potential negative reactions from their respective employees, enterprise clients, patients, members, vendors or partners; and

the possibility that Ideanomics or VIA could suffer adverse consequences associated with their respective management’s focus on the merger instead of on pursuing other opportunities that could have been beneficial to each company, in each case, without realizing any of the benefits contemplated by the merger.
In addition, if the merger is not completed, Ideanomics or VIA could be subject to litigation related to any failure to complete the merger or to perform their respective obligations under the merger agreement.
If the merger is not completed, Ideanomics and VIA cannot assure their stockholders that these risks will not materialize and will not materially affect the business and financial results of Ideanomics or VIA or Ideanomics’ stock price.
Ideanomics stockholders will not be entitled to appraisal rights in connection with the merger.
Appraisal rights are statutory rights that, if applicable under law, enable stockholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to stockholders in connection with the extraordinary transaction.
Under Nevada law, the Ideanomics stockholders are not entitled to payment of fair value in connection with the issuance of shares of Ideanomics common stock in the merger.
Current Ideanomics stockholders will have a reduced ownership and voting power in the combined company after the merger and current VIA stockholders will exercise significantly less influence over the policies of the combined company than they now have on policies of VIA.
Ideanomics expects to issue or reserve for issuance approximately 160,604,245 shares of Ideanomics common stock to VIA stockholders in connection with the merger (including shares of Ideanomics common stock to be issued in connection with outstanding VIA options). Based on the number of shares of Ideanomics common stock and VIA capital stock outstanding on                 , the record date for the Ideanomics special meeting, and assuming no further issuances of VIA capital stock or Ideanomics common stock, upon the completion of the merger, current Ideanomics stockholders and former VIA stockholders are expected to own approximately    % and    % of the total voting power of Ideanomics, respectively at closing (prior to the payment of any earnout). Ideanomics also expects to issue or reserve for issuance approximately 77,028,415 additional shares of Ideanomics common stock pursuant to the earnout (assuming a price per share of $2.3368, which is the Signing VWAP stock for the thirty (30)-day period ending on                 . Based on the number of shares of Ideanomics common stock and VIA capital stock outstanding on                 , the record date for the Ideanomics special meeting, and assuming no further issuances of VIA capital stock or Ideanomics common stock, upon the completion of the merger and full payment of the earnout, current Ideanomics stockholders and former VIA stockholders are expected to own approximately    % and    % of the total voting power of Ideanomics, respectively.
Please note that the actual number of shares of Ideanomics common stock issued at closing will depend on certain purchase price adjustments described in the enclosed proxy statement/prospectus, and the actual number of shares of Ideanomics common stock issued pursuant to the earnout will depend on whether VIA meets certain sales targets prior to December 31, 2026 and the actual VWAP of the Ideanomics common stock at the time of any payment of the earnout.
Ideanomics stockholders and VIA stockholders currently have the right to vote for their respective directors and on certain other matters affecting their company. If and when the merger occurs, each Ideanomics stockholder will remain a stockholder of Ideanomics with a percentage ownership of Ideanomics that will be smaller than the stockholder’s percentage of Ideanomics prior to the merger (without considering such stockholder’s current ownership of VIA capital stock, if any). Correspondingly, each VIA stockholder who receives shares of Ideanomics common stock will become a holder of Ideanomics common stock with a percentage ownership of Ideanomics that will be smaller than the stockholder’s percentage ownership of VIA (without considering such stockholder’s current ownership of Ideanomics common stock). As a result, Ideanomics stockholders will have less voting power in Ideanomics than they currently have, and former VIA stockholders will have less voting power in Ideanomics than they now have with respect to VIA. Each of Ideanomics and VIA’s pre-merger stockholders respectively, as a group, will be able to exercise less influence over the management and policies of the combined company following the consummation of the merger than immediately prior to the consummation of the merger.
The shares of Ideanomics common stock to be received by VIA stockholders upon completion of the merger will have different rights from VIA common stock.
Upon completion of the merger, VIA stockholders will no longer be stockholders of VIA, but will instead become stockholders of Ideanomics, and their rights as Ideanomics stockholders will be governed by the terms of the Ideanomics articles and the Ideanomics bylaws. The terms of the Ideanomics articles and Ideanomics bylaws are in some respects materially different from the terms of the VIA charter and the VIA bylaws, which currently govern the rights of VIA stockholders. See the section titled “Comparison of Rights of Ideanomics Stockholders and VIA Stockholders” beginning on page 144 of this proxy statement/prospectus for a discussion of the different rights associated with shares of Ideanomics common stock and shares of VIA common stock.
Following the merger, the market price of Ideanomics stock may be affected by factors different from those affecting the shares of Ideanomics stock or VIA stock currently, and VIA stockholders will hold an interest in a company with a different mix of assets, risks and liabilities, and a different financial profile and other characteristics, than the company in which they currently hold an interest.
The market price of Ideanomics common stock after the merger may be affected by factors different from those affecting the shares of Ideanomics common stock or VIA stock currently. Following the merger, holders of VIA stock will become holders of Ideanomics common stock. Ideanomics’ business and financial position differs from that of VIA in important respects. Accordingly, the results of operations of Ideanomics, including the surviving company, and the market price of Ideanomics common stock after the completion of the merger may be affected by factors different from those currently affecting the results of operations of each of Ideanomics and VIA or the shares of Ideanomics common stock or VIA stock on a standalone basis, and VIA stockholders will hold an interest in a company with a different mix of assets, risks and liabilities, and a different financial profile and other characteristics, than the company in which they currently hold an interest. For a discussion of the business of Ideanomics and of certain factors to consider in connection with that business, see the documents incorporated by reference in this proxy statement/prospectus and referred to under “Where You Can Find More Information.”
Directors and executive officers of VIA have interests in the merger that may be different from, or in addition to, those of other VIA stockholders, which could have influenced their decisions to support or approve the merger.
In considering whether to approve the proposals by the VIA written consent, VIA stockholders should recognize that directors and executive officers of VIA have interests in the merger that may differ from, or that are in addition to, their interests as stockholders of VIA. The VIA Board was aware of these interests at the time it approved the merger agreement. These interests may cause VIA’s directors and executive officers to view the merger differently than you may view it as a stockholder. See the section titled “The Merger - Interests of VIA’s Directors and Executive Officers in the Merger” beginning on page 106 of this proxy statement/prospectus.
There has been no public market for VIA capital stock and the lack of a public market makes it more difficult to determine the fair market value of VIA than if there were such a public market.
The outstanding VIA capital stock is privately held and is not traded on any public market. The lack of a public market may make it more difficult to determine the fair market value of VIA than if VIA capital stock were traded publicly. The value ascribed to VIA’s securities in other contexts may not be indicative of the price at which VIA capital stock may have traded if it were traded on a public market. Because the consideration to be paid to VIA stockholders was determined based on negotiations between the parties, it may not be indicative of the price at which VIA capital stock may have traded if it were traded on a public market, and it is possible that the value of the Ideanomics stock to be received by VIA stockholders will be less than the fair market value of VIA, or Ideanomics may pay more than the aggregate fair market value for VIA.
The opinion obtained by the Ideanomics Board from its financial advisor does not and will not reflect changes in circumstances after the date of such opinions.
The Ideanomics Board received a written opinion dated August 29, 2021 from Morgan Stanley, Ideanomics’ financial advisor, that as of such date, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley, as set forth in Morgan Stanley’s written opinion, the Aggregate Consideration to be paid by Ideanomics pursuant to the merger agreement was fair from a financial point of view to Ideanomics. Changes in the operations or prospects of Ideanomics or VIA, general market and economic conditions and other factors that may be beyond the control of Ideanomics and VIA, and on which the above-described opinion was based, may alter the value of Ideanomics or VIA or the prices of shares of Ideanomics common stock or VIA capital stock by the time the merger is completed. Ideanomics has not obtained, and does not expect to request, an updated opinion from its financial advisor. The above-mentioned opinion does not speak to any date other than the date of the opinion. For a more complete description of the above-described opinion, see the section titled “The Merger - Opinion of Financial Advisor to Ideanomics, Morgan Stanley & Co. LLC.”
If the merger does not qualify as a “reorganization” for U.S. federal income tax purposes, U.S. holders will be required to recognize gain or loss for U.S. federal income tax purposes at the time of the exchange of their VIA common stock for the Merger Consideration in the merger.
The U.S. federal income tax consequences of the merger to U.S. holders will depend on whether the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes.
As set forth in more detail in the section titled “Certain U.S. Federal Income Tax Consequences,” it is intended that, for U.S. federal income tax purposes, the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Counsel to each of the parties has opined that the merger will qualify as a reorganization, subject to the representations, assumptions and exclusions in such tax opinion, and assuming that the statements and facts concerning the merger set forth in this proxy statement/prospectus, in the merger agreement, and in certain tax representation letters provided to counsel by VIA, Ideanomics and Merger Sub, are accurate.
However, there can be no assurance, that the Internal Revenue Service, which we refer to as the IRS, will not take a contrary position to the views expressed herein and the opinion of counsel or that a court will not agree with a contrary position of the IRS. If the merger fails to qualify as a reorganization or if any requirement for the merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code is not satisfied, U.S. holders of VIA common stock would recognize gain or loss for U.S. federal income tax purposes on each share of VIA common stock surrendered in the merger in an amount equal to the difference between (1) the fair market value of the Merger Consideration received in exchange for such surrendered share upon completion of the merger and (2) the holder’s tax basis in the share of VIA common stock surrendered in the merger. Any gain or loss recognized would be long-term capital gain or loss if the U.S. holder’s holding period in a particular block of VIA common stock exceeds one year at the effective time of the merger. Under current law, long-term capital gain of non-corporate U.S. holders (including individuals) is taxed at reduced U.S. federal income tax rates. The deductibility of capital losses is subject to limitations. For a more complete discussion of certain material U.S. federal income tax consequences of the merger, please carefully review the information set forth in the section titled “Certain U.S. Federal Income Tax Consequences.”
Due to the merger, the ability of Ideanomics to use VIA’s net operating losses to offset future taxable income may be restricted and these net operating losses could expire or otherwise be unavailable.
As of September 30, 2021, VIA had federal and state net operating loss carryforwards, which we refer to as NOLs, of approximately $213,652,000. In general, under Section 382 of the Code, a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize its pre-ownership change NOLs to offset future taxable income. As of December 31, 2020, VIA has not completed a Section 382 limitation study. If the merger is completed, VIA’s existing NOLs may be subject to limitations and Ideanomics may not be able to fully use NOLs generated prior to 2021 to offset future taxable income. In addition, if Ideanomics undergoes any subsequent ownership change, its ability to utilize NOLs would be limited.

Ideanomics and VIA may be targets of securities class action and derivative lawsuits which could result in substantial costs and may delay or prevent the merger from being completed.
Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into merger agreements. Even if the lawsuits are without merit, defending against these claims could result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on Ideanomics’ and VIA’s respective liquidity and financial condition. Additionally, if a plaintiff is successful in obtaining an injunction prohibiting completion of the merger, then that injunction may delay or prevent the merger from being completed, which may adversely affect Ideanomics’ and VIA’s respective business, financial position and results of operations.
In the event the merger is not consummated, VIA’s existing capital resources may not be sufficient to repay the Note and to fund its operations and if the Note is converted into VIA’s common stock, the market for such shares of VIA’s common stock may never exist.
On August 30, 2021, and contemporaneously with the execution of the merger agreement, Ideanomics loaned VIA $42.5 million pursuant to the Note, a secured convertible promissory note with a principal amount of $42.5 million and simple interest on the outstanding principal at the rate of four percent (4%) per annum. Although the Note is secured by the first priority security interest in substantially all of VIA’s assets, in the event, the merger is not consummated, VIA’s existing capital resources may not be sufficient to repay the Note and to fund its operations, and the Note may never be repaid. Alternatively, any conversion of the Note without the merger being consummated may result in our ownership of VIA’s common stock. There can be no assurance that the market for VIA’s common stock will ever exist. Ideanomics will have no control over the price it will eventually receive as a result of the disposition of VIA’s common stock and may be unable to sell the aforementioned securities at favorable prices quickly or when desired.
Risk Factors Relating to Ideanomics Following the Merger
Investing in Ideanomics’ securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in Ideanomics’ most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus supplement.
Ideanomics’ business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Where You Can Find More Information.”
Ideanomics is currently, and may in the future be, subject to substantial litigation, investigations and proceedings that could cause it to incur significant legal expenses and result in harm to our business.
From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.
We and certain of our former officers and directors are defendants in a class action captioned Rudani v. Ideanomics, Inc., et al., pending in the United States District Court for the Southern District of New York against us. The Amended Complaint alleges violations of Section 10(b) and 20(a) of the Securities Exchange Act of 1934. Among other things, the Amended Complaint alleges purported misstatements made by us in 2017 and 2018. The Court has preliminarily approved the settlement and the settlement is pending final approval by the Court. We and certain of our current and former officers and directors are also defendants in a consolidated purported securities class action captioned In Re Ideanomics, Inc. Securities Litigation, pending in the United States District Court for the Southern District of New York, which alleges violations of Section 10(b) and 20(a) of the Exchange Act arising from certain purported misstatements by us beginning in March 2020 regarding its MEG division. The Company denies the allegations in the Amended Complaint and filed a motion to dismiss on May 6, 2021. The motion to dismiss remains pending before the Court. We cannot currently estimate the possible loss or range of losses, if any, that we may experience in connection with this litigation. We are also a nominal defendant, and certain of our former officers and directors are named as defendants, in a consolidated shareholder derivative action pending in the United States District Court for the Southern District of New York, captioned In re Ideanomics, Inc. Derivative Litigation which alleges violations of violations of Section 14(a) of the Exchange Act, breach of fiduciary duties, unjust enrichment, abuse of control, gross mismanagement, and corporate waste and seeks monetary damages and other relief on behalf of Ideanomics. On December 14, 2020, the United States District Court for the Southern District of New York (the “Court”) issued an order (the “Preliminary Approval Order”) providing for preliminary approval of the proposed settlement of the claims asserted nominally on behalf of the Company against the individual defendants named in the previously disclosed stockholder derivative action entitled In re Ideanomics, Inc. Derivative Litigation. We were also named as a nominal defendant, and certain of our former officers and directors were named as defendants, in a shareholder derivative action filed in the United States District Court for the District of Nevada, captioned Zare v. Ideanomics, et al, alleging similar violations and allegations. We and certain of the defendants, including us, have reached a settlement in which we have agreed to certain corporate governance and internal procedure reforms and the settlement is not expected to have a material financial impact on us. The Court has preliminarily approved the settlement.
Merger-related Litigation and Demand Letters
Following the announcement of the Company’s agreement to acquire VIA, the Company has received four demand letters on behalf of purported stockholders of the Company and the Company and certain of its officers and directors have been named as defendants in two complaints filed, which have not yet been served, in the United States District Court for the Southern District of New York demanding the issuance of additional disclosures in connection with the merger and alleging that the Company’s Registration Statement on Form S-4 initially filed with the SEC on November 5, 2021, is false and misleading and omits material information regarding the Company’s acquisition of VIA. The Company believes that its disclosures comply fully with applicable law and that the demand letters and complaints are without merit. Nevertheless, in order to moot the purported deficiencies alleged in the demand letters and the complaints, avoid the risk of delaying the consummation of the merger, and minimize the costs, risks and uncertainties inherent in litigation, the Company, without admitting any liability or wrongdoing, has determined to voluntarily provide certain supplemental disclosures that are included herein. Nothing in the supplemental disclosures herein should be considered an admission of the legal necessity or materiality under applicable laws of any of the disclosures included. To the contrary, the Company vehemently denies all of the allegations in the demand letters and the complaints that any additional disclosures are required.
SEC Investigation
As previously reported by us, we are subject to an investigation by the SEC and we continue to respond to various information and requests from the SEC. We are fully cooperating with the SEC’s requests and cannot predict the outcome of this investigation.
Ideanomics expects to incur substantial expenses related to the merger.
Ideanomics expects to incur substantial expenses in connection with completing the merger and integrating the business, operations, networks, systems, technologies, policies and procedures of VIA with those of Ideanomics. While Ideanomics has assumed that a certain level of transaction and integration expenses would be incurred, there are a number of factors beyond its control that could affect the total amount or the timing of its integration expenses. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time. Due to these factors, the transaction and integration expenses could be greater or could be incurred over a longer period of time than Ideanomics currently expects.
The combined company will require additional capital, and there is no assurance that any debt or equity financing will be available on acceptable terms, if at all.
The design, production, sale and servicing of electric commercial vehicles is capital intensive. The combined company will require substantial additional capital to fund ongoing operations, continue research, development and design efforts and improve infrastructure. Ideanomics cannot be certain that additional funds will be available to it on favorable terms when required, or at all. If the combined company cannot acquire additional funds when it needs them, its business, prospects, financial condition and operating results could be materially adversely affected. If the combined company issues additional capital stock in the future in connection with financing activities, stockholders will experience dilution of their ownership interests and the per share value of the combined company’s common stock may decline.
Following the merger, Ideanomics and VIA may be unable to successfully integrate their businesses and realize the anticipated benefits of the merger.
The proposed transaction involves the merger of two companies which currently operate as independent companies. The combined company will be required to devote significant management attention and resources to integrating the business practices and operations of Ideanomics and VIA in order to effectively realize synergies as a combined company, including opportunities to reduce combined costs, and reduce combined capital expenditures compared to both companies’ standalone plans. Potential difficulties the combined company may encounter in the integration process include the following:
the inability to successfully combine the businesses of Ideanomics and VIA in a manner that permits the combined company to realize the growth, operations and cost synergies anticipated to result from the merger, which would result in the anticipated benefits of the merger, including projected financial targets, not being realized in the time frames currently anticipated or previously disclosed or at all;
the additional complexities of combining two companies with different histories, regulatory restrictions, operating structures and markets;
the failure to retain key employees of either of the two companies;
potential unknown liabilities and unforeseen increased expenses, delays or regulatory conditions associated with the merger; and
performance shortfalls at one or both of the two companies as a result of the diversion of management’s attention caused by completing the merger and integrating the companies’ operations.
For all these reasons, you should be aware that it is possible that the integration process could result in the distraction of the combined company’s management, the disruption of the combined company’s ongoing business or inconsistencies in the combined company’s services, standards, controls, procedures and policies, any of which could adversely affect the ability of the combined company to achieve the anticipated benefits of the merger, or could otherwise adversely affect the business and financial results of the combined company.
The COVID-19 pandemic and the impact of actions taken to mitigate the pandemic has adversely affected the businesses, financial condition and results of operations of each of Ideanomics and VIA, and may continue to adversely affect the businesses, financial condition and results of operations of Ideanomics and the surviving company following the completion of the transaction.
In December 2019, a novel strain of coronavirus, termed COVID-19, was reported to have surfaced in Wuhan, China, which has and is continuing to spread throughout China and other parts of the world, including the United States. In March 2020 the World Health Organization characterized the outbreak as a “pandemic,” and the pandemic has been declared a National Emergency by the United States Government. The growth of the COVID-19 pandemic has created significant volatility and uncertainty and economic disruption. The extent to which the COVID-19 pandemic impacts our business, operations, financial results and financial condition will depend on numerous evolving factors that are uncertain and cannot be predicted, including: an economic downturn that could affect demand for electric vehicle supply equipment and related services; the duration and scope of the pandemic; government, business and individuals’ actions taken in response; the effect on our partners, customers and the demand for Ideanomics’ services and products; disruptions to the global supply chain; our ability to sell and provide our services and products, including as a result of travel restrictions and people working from home; disruptions to Ideanomics’ operations resulting from the illness of any of our employees; restrictions or disruptions to transportation, including reduced availability of ground or air transport; the ability of its customers to pay for its services and products; and any closures of its and its partners’, suppliers’ and customers’ facilities. In addition, the impact of COVID-19 on macroeconomic conditions may impact the proper functioning of financial and capital markets, foreign currency exchange rates, commodity and energy prices, and interest rates.
The COVID-19 pandemic caused by the SARS-CoV-2 virus and international efforts to control its spread have significantly curtailed the movement of people, goods and services worldwide, including in the regions in which each of Ideanomics and VIA conduct its business operations. It is not possible to accurately predict the full impact of the COVID-19 pandemic on the business, financial condition and results of operations of Ideanomics, VIA or the surviving company due to the evolving nature of the COVID-19 pandemic and the extent of its impact across industries and geographies and numerous other uncertainties, including the duration and spread of the outbreak, additional actions that may be taken by governmental entities, and other factors. A recession or market correction resulting from the spread of COVID-19 may negatively impact the business, financial condition and results of operations of Ideanomics, VIA or the surviving company. There can be no assurance that any efforts taken by Ideanomics, VIA or the surviving company to address the adverse impacts of the COVID-19 pandemic or actions taken to contain the COVID-19 pandemic or its impact will be effective or will not result in significant additional costs. If Ideanomics or VIA is unable to recover from a business disruption on a timely basis or otherwise mitigate the adverse effects of the COVID-19 pandemic, the businesses, financial condition and results of operations of Ideanomics, VIA and the surviving company following the completion of the transaction could be materially and adversely affected, and the transaction and efforts to integrate the businesses of the two companies may be delayed or become more costly or difficult.
Uncertainties associated with the merger may cause a loss of management personnel and other key employees, and Ideanomics and the surviving company may have difficulty attracting and motivating management personnel and other key employees, which could adversely affect the future businesses and operations of Ideanomics and the surviving company.
Ideanomics and VIA are dependent on the experience and industry knowledge of their respective management personnel and other key employees to execute their business plans. Ideanomics’ success after the completion of the merger will depend in part upon the ability of Ideanomics to attract, motivate and retain key management personnel and other key employees of VIA. Prior to completion of the merger, current and prospective employees of Ideanomics and VIA may experience uncertainty about their roles following the completion of the merger, which may have an adverse effect on the ability of each of Ideanomics and VIA to attract, motivate or retain management personnel and other key employees. In addition, no assurance can be given that Ideanomics will be able to attract, motivate or retain management personnel and other key employees of VIA to the same extent that VIA have previously been able to attract or retain their respective employees. If management personnel or other key employees terminate their employment, Ideanomics’ and the surviving company’s business activities may be adversely affected and management’s attention may be diverted from successfully integrating Ideanomics and VIA to hiring suitable replacements, all of which may cause Ideanomics’ and the surviving company’s businesses and operations following the completion of the merger to suffer.
The market price of Ideanomics common stock may decline as a result of the merger and the issuance of shares of Ideanomics common stock to VIA stockholders in the merger may have a negative impact on Ideanomics’ financial results, including earnings per share.
The market price of Ideanomics common stock may decline as a result of the merger, and holders of Ideanomics common stock (including holders of VIA common stock who receive Ideanomics common stock in the merger) could see a decrease in the value of their investment in Ideanomics common stock, if, among other things, Ideanomics and the surviving company are unable to achieve the expected growth in earnings, or if the anticipated benefits, including synergies, cost savings, innovation and operational efficiencies, from the merger are not realized, or if the merger and integration-related costs related to the merger are greater than expected. The market price of Ideanomics common stock may also decline if Ideanomics does not achieve the anticipated benefits of the merger as rapidly or to the extent expected by financial or industry analysts or if the effects of the merger on Ideanomics’ financial position, results of operations or cash flows are not otherwise consistent with the expectations of financial or industry analysts. The issuance of shares of Ideanomics common stock in the merger could on its own have the effect of depressing the market price for Ideanomics common stock. In addition, some VIA stockholders may decide not to continue to hold the shares of Ideanomics common stock they receive as a result of the merger, and any such sales of Ideanomics common stock could have the effect of depressing the market price for Ideanomics common stock. Moreover, general fluctuations in stock markets could have a material adverse effect on the market for, or liquidity of, Ideanomics common stock, regardless of the actual operating performance of Ideanomics or the surviving company following the completion of the merger.
If the merger is completed, Ideanomics estimates that it may issue up to approximately 160,604,245 shares of its common stock to VIA stockholders at the closing of the merger pursuant to the merger agreement (which does not include any payment of the earnout), which represents approximately            % of the number of shares of Ideanomics common stock outstanding as of           , 2021. If the earnout is paid in full, Ideanomics estimates that it may issue up to approximately 77,028,415 additional shares of its common stock (assuming a price per share equal to the Signing VWAP. Please note that the actual number of shares of Ideanomics common stock issued at closing will depend on certain purchase price adjustments described in this proxy statement/prospectus, and the actual number of shares of Ideanomics common stock issued pursuant to the earnout will depend on whether VIA meets certain sales targets prior to December 31, 2026 and the actual VWAP of the Ideanomics common stock at the time of any payment of the earnout.
Following the issuance of shares of Ideanomics common stock in the merger, Ideanomics’ earnings per share may be lower than would have been reported by Ideanomics in the absence of the merger. There can be no assurance that any increase in Ideanomics’ earnings per share as compared to Ideanomics’ earnings per share prior to the merger, will occur, even in the long term. Any increase in Ideanomics’ earnings per share as a result of the merger requires, among other things, Ideanomics to successfully manage the operations of VIA and increase the consolidated earnings of Ideanomics after the merger, which is subject to significant risks and uncertainties, as described elsewhere in “Risk Factors.”

You may experience future dilution as a result of this or future equity offerings, and the issuance Ideanomics common stock pursuant to the merger may depress our stock price.
Shares of Ideanomics common stock issued pursuant to the merger agreement will have a dilutive impact on our existing stockholders. In order to raise additional capital, Ideanomics may in the future offer additional shares of its common stock or other securities convertible into or exchangeable for its common stock at prices that may not be the same as the price per share under the merger agreement. Ideanomics may sell shares of its common stock or other securities convertible or exchangeable into its common stock in any other offering at a price per share that is less than the price per share indicated in the merger agreement, and investors purchasing shares of Ideanomics common stock or other securities convertible or exchangeable into its common stock in the future could have rights superior to existing stockholders. The price per share at which Ideanomics sells additional shares of its common stock, or securities convertible or exchangeable into common stock in future transactions may be higher or lower than the price per share under the merger agreement. Additionally, such sales could cause the market price of Ideanomics common stock to decline. If Ideanomics obtain funds through a credit facility or through the issuance of debt or preferred securities, these securities would likely have rights senior to the rights of Ideanomics common stockholders, which could impair the value of Ideanomics common stock.
Ideanomics has never paid dividends on its capital stock and Ideanomics does not anticipate paying dividends in the foreseeable future.
The Ideanomics Board has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Any determination to pay dividends in the future will be at the discretion of the Ideanomics Board and will depend on Ideanomics’ financial condition, operating results, capital requirements, general business conditions and other factors that the board of directors may deem relevant. As a result, capital appreciation, if any, of Ideanomics common stock will be the sole source of gain for the foreseeable future.
Sales of a substantial number of shares of Ideanomics common stock in the public market could cause Ideanomics’ stock price to fall.
Sales of a substantial number of shares of Ideanomics common stock in the public market or the perception that these sales might occur could depress the market price of Ideanomics common stock and could impair Ideanomics’ ability to raise capital through the sale of additional equity securities. Ideanomics is unable to predict the effect that sales may have on the prevailing market price of Ideanomics’ common stock. In addition, the sale of substantial amounts of Ideanomics common stock could adversely impact its price. The sale or the availability for sale of a large number of shares of Ideanomics common stock in the public market could cause the price of our common stock to decline.
The combined company operates in a highly competitive market against a large number of both established competitors and new market entrants, and many market participants have substantially greater resources than the combined company.
Both the automobile industry generally, and the electric vehicle (“EV”) segment in particular, are highly competitive, and the combined company will be competing for sales with both internal combustion engine (“ICE”) vehicles and EVs. Many of the combined company’s current and potential competitors have significantly greater financial, technical, manufacturing, marketing and other resources than the combined company does and may be able to devote greater resources to the design, development, manufacturing, distribution, promotion, sale and support of their products. The combined company expects competition for EVs to intensify due to increased demand and a regulatory push for alternative fuel vehicles, continuing globalization, and consolidation in the worldwide automotive industry. Factors affecting competition include product quality and features, innovation and development time, pricing, reliability, safety, fuel economy, customer service, and financing terms. Increased competition may lead to lower vehicle unit sales and increased inventory, which may result in downward price pressure and adversely affect the combined company’s business, financial condition, operating results, and prospects.
The combined company’s EV products will compete for market share with vehicles powered by other vehicle technologies that may prove to be more attractive than that of the combined company’s. Such competition may ultimately impair the combined company’s business and revenue.
The combined company’s target market for EV products is serviced by manufacturers with existing customers and suppliers using proven and widely accepted fuel technologies. Additionally, its competitors are working on developing technologies that may be introduced in its target market. If any of these alternative technology vehicles can provide lower fuel costs, greater efficiencies, greater reliability or otherwise benefit from other factors resulting in an overall lower total cost of ownership, this may negatively affect the commercial success of the combined company’s products or make its products uncompetitive or obsolete.
The combined company may not be able to compete successfully in the market as a result of rapid changes in EV technology and the entrance of new and existing, larger manufacturers into the EV space.
The combined company’s products will be designed for use with, and depend upon, existing vehicle technology. As new companies and larger, existing vehicle manufacturers enter the EV space, the combined company may lose any technological advantage it may have had in the marketplace and suffer a decline in its position in the market. As technologies change, the combined company plans to upgrade or adapt its products to continue to provide products with the latest technology. However, the combined company’s products may become obsolete or the combined company’s research and development efforts may not be sufficient to adapt to changes in or to create the necessary technology to effectively compete. As a result, the combined company’s potential inability to adapt and develop the necessary technology may harm the combined company’s competitive position.
The combined company intends to target potential customers that are large corporations with substantial negotiating power, exacting product, quality and warranty standards and potentially competitive internal solutions.
Many of the combined company’s potential customers are large, multinational corporations with substantial negotiating power relative to it and, in some instances, that may have internal solutions that are competitive to the combined company’s products. These large, multinational corporations also have significant development resources, which may allow them to acquire or develop independently, or in partnership with others, competitive technologies. Meeting the technical requirements and securing design wins with any of these companies will require a substantial investment of the combined company’s time and resources. The combined company cannot assure you that its products will secure design wins from these or other companies or that it will generate meaningful revenue from the sales of its products to these key potential customers. If the combined company’s products are not selected by these large corporations or if these corporations develop or acquire competitive technology, it will have an adverse effect on the combined company’s business. In addition, if the combined company is unable to sell its products to such potential customers on certain terms, its prospects and results of operations may be adversely affected.
If the market for EVs does not develop as the combined company expects or develops more slowly than it expects, the combined company’s business, prospects, financial condition and operating results will be adversely affected.
The combined company’s growth is highly dependent upon the adoption by consumers of EVs. The target demographics for the combined company’s EVs are highly competitive. If the market for EVs does not develop at the rate or in the manner or to the extent that the combined company expects, our business, prospects, financial condition and operating results will be harmed. The market for alternative fuels, hybrid and EVs is new and untested and is characterized by rapidly changing technologies, price competition, numerous competitors, evolving government regulation and industry standards and uncertain customer demands and behaviors.
The market for alternative fuel vehicles is rapidly evolving and as a result, the market for the combined company’s EVs could be affected by numerous factors, such as:
perceptions about EV features, quality, safety, performance and cost;
perceptions about the limited range over which EVs may be driven on a single battery charge;
competition, including from other types of alternative fuel vehicles, plug-in hybrid EVs and high fuel-economy internal combustion engine vehicles;
fuel prices, including volatility in the cost of fossil fuels;
the timing of adoption and implementation of fully autonomous vehicles;
government regulations and economic incentives;
access to charging facilities and related infrastructure costs and standardization of EV charging systems;
electric grid capacity and reliability; and
macroeconomic factors.
The automotive industry and the combined company’s technology are rapidly evolving and may be subject to unforeseen changes which could adversely affect the demand for our EVs.
The combined company may be unable to keep up with changes in EV technology or alternatives to electricity as a fuel source and, as a result, our competitiveness may suffer. Developments in alternative technologies, such as advanced diesel, ethanol, hybrids, fuel cells, including liquid hydrogen, or compressed natural gas, improvements in battery technologies utilized by its competitors or improvements in the fuel economy of the internal combustion engine, may materially and adversely affect our business and prospects in ways it does not currently anticipate. Any failure by the combined company to successfully react to changes in existing technologies could materially harm our competitive position and growth prospects.
Other Risks
The historical and unaudited pro forma condensed combined financial information included elsewhere in this proxy statement/prospectus may not be representative of Ideanomics’ results after the merger, and accordingly, you have limited financial information on which to evaluate the combined company.
Ideanomics and VIA will continue to operate as separate companies prior to the merger. Ideanomics and VIA have no prior history as a combined company. The historical financial statements of VIA may be different from those that would have resulted had VIA been operated as part of Ideanomics. The unaudited pro forma condensed combined financial information appearing elsewhere herein has been presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that actually would have occurred had the merger been completed as of the dates indicated, nor is it indicative of the future operating results or financial position of the combined company. The unaudited pro forma condensed combined financial information reflects adjustments, which are based upon preliminary estimates, to allocate the aggregate consideration to VIA assets and liabilities. The aggregate consideration allocation reflected in the unaudited pro forma condensed combined financial information included in this proxy statement/prospectus is preliminary, and the final allocation of the aggregate consideration will be based upon the actual aggregate consideration and the fair value of the assets and liabilities of VIA as of the date of the completion of the merger. The unaudited pro forma condensed combined financial information does not (i) reflect future events that may occur after the merger, including the incurrence of costs related to the planned integration of VIA, any future non-recurring charges resulting from the merger and any termination of contracts as a direct result of the merger, and (ii) consider potential effects of future market conditions on revenues or expense efficiencies. The unaudited pro forma financial information presented in this proxy statement/prospectus is based in part on certain assumptions regarding the merger that Ideanomics believes are reasonable under the circumstances. Ideanomics cannot assure you that the assumptions will prove to be accurate over time.
If Ideanomics’ goodwill or other intangible assets become impaired, it may be required to record a significant charge to earnings.
As of September 30, 2021, a portion of Ideanomics’ total consolidated assets reflected on the consolidated balance sheet incorporated by reference into this proxy statement/prospectus consisted of goodwill and intangible assets. Consummation of the merger is expected to result in Ideanomics recognizing additional goodwill and intangible assets on its consolidated balance sheet. See the section titled “Accounting Treatment” beginning on page 115 of this proxy statement/prospectus. Intangible assets with finite lives will be amortized using the method that best reflects how their economic benefits are utilized or, if a pattern of economic benefits cannot be reliably determined, on a straight-line basis over their estimated useful lives. Goodwill will not be amortized, but instead tested for potential impairment at least annually whenever events or changes in circumstances indicate that the carrying value may not be recoverable. If Ideanomics’ goodwill or other intangible assets are determined to be impaired in the future, it may be required to record additional significant, non-cash charges to earnings during the period in which the impairment is determined to have occurred.
The Ideanomics and VIA prospective financial information is inherently subject to uncertainties.
While presented with numeric specificity, the Ideanomics and VIA prospective financial information provided in this document was prepared by Ideanomics’ management based on numerous variables and assumptions (including, but not limited to, those related to industry performance and competition and general business, economic, market and financial conditions and additional matters specific to Ideanomics’ or VIA’s business, as applicable) that are inherently subjective and uncertain and are largely beyond the control of the respective management of each. As a result, actual results may differ from the prospective financial information. Important factors that may affect actual results and cause these projected financial forecasts to not be achieved include, but are not limited to, risks and uncertainties relating to Ideanomics’ or VIA’s business, as applicable (including each company’s ability to achieve strategic goals, objectives and targets over applicable periods) and general industry, business, competitive, technological and economic conditions. For more information, see the section titled “The Merger - Unaudited Financial Information” beginning on page 94.
Ideanomics and VIA are subject to various uncertainties, including litigation and contractual restrictions and requirements while the merger is pending, that could adversely affect their businesses, financial condition and results of operations.

During the pendency of the merger, it is possible that customers, vendors and/or other persons with whom Ideanomics or VIA has a business relationship may elect to use the products and services of other providers, delay or defer certain business decisions or decide to seek to terminate, change or renegotiate their relationships with Ideanomics or VIA, as the case may be, as a result of the merger, which could significantly reduce the expected benefits of the merger and/or negatively affect Ideanomics’ or VIA’s revenues, earnings and cash flows, as well as the market price of Ideanomics common stock, regardless of whether the merger is completed. Uncertainty about the effects of the merger on employees may impair the ability to attract, retain and motivate key personnel during the pendency of the merger and, if the merger is completed, for a period of time thereafter. If key employees depart because of issues related to the uncertainty and difficulty of integration or a desire not to remain with Ideanomics following the completion of the merger, Ideanomics and VIA may have to incur significant costs in identifying, hiring and retaining replacements for departing employees and may lose significant expertise and talent. Ideanomics and VIA will also incur significant costs related to the merger, some of which must be paid even if the merger is not completed. These costs are substantial and include financial advisory, legal and accounting costs.
Under the terms of the merger agreement, VIA is also subject to certain restrictions on the conduct of its business prior to the completion of the merger, which may adversely affect its ability to execute certain of its business strategies, including, among other things, the ability in certain cases to incur indebtedness, make investments or capital expenditures, enter into, amend or terminate material contracts, commence or settle litigation, acquire or dispose of assets or make changes with respect to employee matters, including compensation and benefits matters. Such limitations could adversely affect VIA’s business, strategy, operations and prospects prior to the completion of the merger. Ideanomics is also subject to certain restrictions on the conduct of its business prior to the completion of the merger, including its ability to enter into certain transactions involving mergers, acquisitions or investments.
In addition, Ideanomics, VIA and their respective affiliates are involved in various disputes, governmental and/or regulatory inspections, investigations and proceedings and litigation matters that arise from time to time. Each of the risks described above may be exacerbated by delays or other adverse developments with respect to the completion of the transaction.
Risks Related to VIA
VIA is an early-stage company with a history of losses, and expects to incur significant expenses and continuing losses for the foreseeable future.
VIA has incurred losses in the operation of its business related to research and development activities since its inception. VIA anticipates that its expenses will increase and that it will continue to incur losses in the future until at least the time it begins significant deliveries of its vehicles, which is not expected to occur before late 2023. Even if VIA is able to successfully develop and sell or lease its vehicles, there can be no assurance that they will be commercially successful and achieve or sustain profitability.
VIA expects the rate at which it will incur losses to be significantly higher in future periods as it, among other things, designs, develops and manufactures its vehicles; builds up inventories of parts and components for its vehicles; increases its sales and marketing activities, develops its distribution infrastructure; and increases its general and administrative functions to support its growing operations. VIA may find that these efforts are more expensive than it currently anticipates or that these efforts may not result in revenue, which would further increase VIA’s losses.
VIA has a limited operating history and has manufactured and sold a minimal number of lighter duty production vehicles to customers and may never develop or manufacture any future vehicles.

VIA was incorporated in 2010 and has a limited operating history in the automobile industry, which is continuously evolving, and has generated minimal revenue to date. VIA’s vehicles are in the development stage and VIA does not expect to begin significant deliveries of its vehicles until at least late 2023, if at all. VIA has no experience as an organization in high-volume manufacturing of the planned electric commercial vehicles.
As VIA attempts to transition from research and development activities to commercial production and sales, it is difficult, if not impossible, to forecast VIA’s future results, and VIA has limited insight into trends that may emerge and affect VIA’s business. The estimated costs and timelines that VIA has developed to reach full-scale commercial production are subject to inherent risks and uncertainties involved in the transition from a start-up company focused on research and development activities to the large-scale manufacture and sale of vehicles. There can be no assurance that VIA’s estimates related to the costs and timing necessary to complete design and engineering of its electric commercial vehicles and to tool its factories will prove accurate. These are complex processes that may be subject to delays, cost overruns and other unforeseen issues. For example, VIA may experience higher raw material waste in the composite process than it expects, resulting in higher operating costs and hampering its ability to be profitable.
VIA cannot assure you that it or its partners will be able to develop efficient, automated, cost-efficient manufacturing capability and processes, and reliable sources of component supplies that will enable VIA to meet the quality, price, engineering, design and production standards, as well as the production volumes, required to successfully mass market its electric commercial vehicles. You should consider VIA’s business and prospects in light of the risks and significant challenges it faces as a new entrant into its industry, including, among other things, with respect to its ability to:
design and produce safe, reliable and quality vehicles on an ongoing basis;
obtain the necessary regulatory approvals in a timely manner;
build a well-recognized and respected brand;
establish and expand its customer base;
successfully market not just VIA’s vehicles but also the other services it intends to or may provide;
successfully service its vehicles after sales and maintain a good flow of spare parts and customer goodwill;
improve and maintain its operational efficiency;
execute and maintain a reliable, secure, high-performance and scalable technology infrastructure;
predict its future revenues and appropriately budget for its expenses;
attract, retain and motivate talented employees;
anticipate trends that may emerge and affect its business;

anticipate and adapt to changing market conditions, including technological developments and changes in competitive landscape; and
navigate an evolving and complex regulatory environment.
If VIA fails to adequately address any or all of these risks and challenges, its business may be materially and adversely affected.
In addition, VIA has engaged in limited marketing activities to date, so even if VIA is able to bring its electric commercial vehicles to market on time and on budget, there can be no assurance that fleet customers will embrace VIA’s products in significant numbers. Market conditions, many of which are outside of VIA’s control and subject to change, including general economic conditions, the availability and terms of financing, the impacts and ongoing uncertainties created by the COVID-19 pandemic, fuel and energy prices, regulatory requirements and incentives, competition and the pace and extent of vehicle electrification generally, will impact demand for VIA’s electric commercial vehicles, and ultimately VIA’s success.
VIA does not currently have any binding orders, and there is no assurance that its non-binding pre-orders will be converted into binding orders or sales.
VIA’s business model is focused on building relationships with fleet customers, fleet management companies and dealers. To date, VIA has engaged in limited marketing activities and does not have any binding contracts with customers. The non-binding pre-orders may not be converted into binding orders or sales. Until such time that the design and development of VIA’s vehicles are complete, VIA’s vehicles are commercially available for purchase and VIA is able to scale up its marketing function to support sales, there will be uncertainty as to customer demand for VIA’s vehicles. A long wait time from the time a pre-order is made until the delivery of VIA’s vehicles is possible, and any delays beyond expected wait times could adversely impact user decisions on whether to ultimately make a purchase. Even if VIA is able to obtain binding orders, customers may limit their volume of purchases initially as they assess VIA’s vehicles and whether to make a broader transition to electric vehicles. This may be a long process and will depend on the safety, reliability, efficiency and quality of VIA’s vehicles. It will also depend on factors outside of VIA’s control, such as general market conditions and broader trends in fleet management and vehicle electrification that could impact customer buying decisions. As a result, there is significant uncertainty regarding demand for VIA’s vehicles and the sales that it will be able to achieve.
Certain of VIA’s strategic, development and deployment arrangements could be terminated or may not materialize into long-term contract arrangements and may restrict or limit VIA from developing electric commercial vehicles with other strategic partners.
VIA has arrangements with strategic, development and deployment partners and collaborators. Some of these arrangements are evidenced by memorandums of understanding, non-binding letters of intent, early stage agreements that are used for design and development purposes but will require renegotiation at later stages of development or production or master agreements that have yet to be implemented under separately negotiated statements of work, each of which could be terminated or may not materialize into next-stage or binding contracts or long-term contract arrangements. In addition, VIA does not currently have arrangements in place that will allow it to fully execute its business plan, including, without limitation, final supply and manufacturing agreements and fleet service and management agreements. Moreover, existing or future arrangements may contain limitations on VIA’s ability to enter into strategic, development and deployment arrangements with other partners. If VIA is unable to maintain such arrangements and agreements, or if such agreements or arrangements contain other restrictions from or limitations on developing electric commercial vehicles with other strategic partners, its business, prospects, financial condition and operating results may be materially and adversely affected.
VIA’s growth is dependent upon the willingness of operators of vehicle fleets and small to medium sized businesses to adopt electric commercial vehicles, as well as VIA’s ability to produce, sell and service vehicles that meet their needs. If the development of the market for commercial electric vehicles does not develop as VIA expects, its business, prospects, financial condition and operating results will be adversely affected.
VIA’s growth is dependent upon the adoption of electric commercial vehicles by operators of commercial vehicle fleets and on VIA’s ability to produce, sell and service vehicles that meet their needs. The entry of electric commercial vehicles into the medium-duty commercial vehicle market is a relatively new development, particularly in the United States, and is characterized by rapidly changing technologies and evolving government regulation, industry standards and customer views of the merits of using electric commercial vehicles in their businesses. This process has been slow to date. As part of VIA’s sales efforts, VIA must educate fleet managers as to what VIA believes are the economical savings during the life of the vehicle and the lower “total cost of ownership” of VIA’s vehicles. As such, VIA believes that operators of commercial vehicle fleets will consider many factors when deciding whether to purchase VIA’s commercial electric vehicles (or electric commercial vehicles generally) or vehicles powered by internal combustion engines. VIA believes these factors include:
the difference in the initial purchase prices of electric vehicles with comparable vehicles powered by internal combustion engines, both including and excluding the effect of government and other subsidies and incentives designed to promote the purchase of electric commercial vehicles;
the total cost of ownership of the vehicle over its expected life, which includes the initial purchase price and ongoing operating and maintenance costs;
the availability and terms of financing options for purchases of vehicles and, for electric commercial vehicles, financing options for battery systems;
the availability of tax and other governmental incentives to purchase and operate electric commercial vehicles and future regulations requiring increased use of nonpolluting vehicles;
government regulations and economic incentives promoting fuel efficiency and alternate forms of energy;
fuel prices, including volatility in the cost of fuel or a prolonged period of low gasoline and natural gas costs that could decrease incentives to transition to electric commercial vehicles;
the cost and availability of other alternatives to internal combustion vehicles, such as vehicles powered by natural gas or hydrogen;
corporate sustainability initiatives;
commercial electric vehicle quality, performance and safety (particularly with respect to lithium-ion battery packs);

the quality and availability of service for the vehicle, including the availability of replacement parts;
the anxiety of some potential customers regarding the limited range over which electric commercial vehicles may be driven on a single battery charge;
access to charging stations and related infrastructure costs, and standardization of electric vehicle charging systems;
the concerns of some potential customers regarding the degradation of the cells used in lithium battery modules and its negative impact on the estimated range of electric vehicles over time;
electric grid capacity and reliability; and
macroeconomic factors.
If, in weighing these factors, operators of commercial vehicle fleets determine that there is not a compelling business justification for purchasing commercial electric vehicles, particularly those that VIA will produce and sell, then the market for commercial electric vehicles may not develop as VIA expects or may develop more slowly than VIA expects, which would adversely affect VIA’s business, prospects, financial condition and operating results.
In addition, any reduction, elimination or selective application of tax and other governmental incentives and subsidies because of policy changes, the reduced need for such subsidies and incentives due to the perceived success of electric vehicles, fiscal tightening or other reasons may result in the diminished competitiveness of the electric vehicle industry generally or VIA’s electric commercial vehicles in particular, which would adversely affect VIA’s business, prospects, financial condition and operating results. Further, VIA cannot assure that the current governmental incentives and subsidies available for purchasers of electric commercial vehicles will remain available.
VIA may encounter obstacles outside of its control that slow market adoption of electric commercial vehicles, such as regulatory requirements or infrastructure limitations.
VIA’s growth is highly dependent upon the adoption of electric commercial vehicles by the commercial and municipal fleet industry. The target demographics for VIA’s electric commercial vehicles are highly competitive. If the market for electric commercial vehicles does not develop at the rate or in the manner or to the extent that VIA expects, or if critical assumptions VIA has made regarding the efficiency of its electric commercial vehicles are incorrect or incomplete, VIA’s business, prospects, financial condition and operating results could be harmed. The fleet market for electric commercial vehicles is new and untested and is characterized by rapidly changing technologies, price competition, numerous competitors, evolving government regulation and industry standards and uncertain customer demands and behaviors.
VIA’s growth depends upon its ability to maintain its relationships with existing suppliers and to source new suppliers for its supply chain, while effectively managing the risks stemming from such relationships.
VIA’s growth is partially dependent upon its ability to enter into supplier agreements and maintain its relationships with suppliers who are critical and necessary to the output and production of VIA’s vehicles.

The supply agreements VIA has or may enter into with key suppliers in the future may have provisions where such agreements can be terminated in various circumstances, including potentially without cause. If these suppliers become unable to provide or experience delays in providing components or the supply agreements are terminated, it may be difficult to find replacement components. Changes in business conditions, pandemics, governmental changes, and other factors beyond VIA’s control or that VIA does not presently anticipate could affect VIA’s ability to receive components from VIA’s suppliers.
VIA also relies on a small group of suppliers to provide VIA with the components for VIA’s vehicles. While VIA seeks to obtain raw materials and components from multiple sources whenever possible, some of the raw materials and components used in its vehicles will be purchased by VIA from a single or limited source. VIA may be unable to obtain or engineer replacement raw materials and components for its single or limited source raw materials and components in the short term, or at all, at prices or quality levels that are acceptable to it, leaving VIA susceptible to supply shortages, long lead times for components and cancellations and supply changes. In addition, VIA could experience delays if its suppliers do not meet agreed upon timelines or experience capacity constraints.
VIA has not secured supply agreements for its components. VIA may be at a disadvantage in negotiating supply agreements for the production of its vehicles due to its limited operating history. In addition, there is the possibility that finalizing the supply agreements for the parts and components of VIA’s vehicles will cause significant disruption to VIA’s operations, or such supply agreements could be at costs that make it difficult for VIA to operate profitably.
If VIA does not enter into long-term supply agreements with guaranteed pricing for critical parts or components, VIA may be exposed to fluctuations in components, materials and equipment prices. Substantial increases in the prices for such components, materials and equipment would increase VIA’s operating costs and could reduce VIA’s margins if VIA cannot recoup the increased costs. Any attempts to increase the announced or expected prices of VIA’s vehicles in response to increased costs could be viewed negatively by VIA’s potential customers and could adversely affect VIA’s business, prospects, financial condition or operating results.
Increases in costs, disruption of supply or shortage of materials, in particular for lithium-ion battery cells, could harm VIA’s business.
VIA and its suppliers may experience increases in the cost of or a sustained interruption in the supply or shortage of materials. Any such increase, supply interruption or shortage could materially and negatively impact VIA’s business, prospects, financial condition and operating results. VIA and its suppliers use various materials in their businesses and products, including for example lithium-ion battery cells and steel, and the prices for these materials fluctuate. The available supply of these materials may be unstable, depending on market conditions and global demand, including as a result of increased production of electric commercial vehicles by VIA’s competitors, and could adversely affect VIA’s business and operating results. For instance, VIA is exposed to multiple risks relating to lithium-ion battery cells. These risks include:
an increase in the cost, or decrease in the available supply, of materials used in the cells;
disruption in the supply of cells due to quality issues or recalls by battery cell manufacturers; and
fluctuations in the value of any foreign currencies in which battery cell and related raw material purchases are or may be denominated against the purchasing entity’s operating currency.

VIA’s business is dependent on the continued supply of battery cells for the battery packs used in VIA’s electric commercial vehicles. VIA may have limited flexibility in changing its supplier in the event of any disruption in the supply of battery cells which could disrupt production of VIA’s electric commercial vehicles. Furthermore, fluctuations or shortages in petroleum and other economic conditions may cause VIA to experience significant increases in freight charges and material costs. Substantial increases in the prices for VIA’s materials or prices charged to VIA, such as those charged by battery cell suppliers, would increase VIA’s operating costs, and could reduce its margins if the increased costs cannot be recouped through increased commercial vehicle sales prices. Any attempts to increase product prices in response to increased material costs could result in cancellations of orders and therefore materially and adversely affect VIA’s brand, image, business, prospects and operating results.
VIA currently targets many customers, suppliers and partners that are large corporations with substantial negotiating power, exacting product, quality and warranty standards and potentially competitive internal solutions. If VIA is unable to sell its products to these customers or is unable to enter into agreements with suppliers and partners on satisfactory terms, its prospects and results of operations may be adversely affected.
Many of VIA’s current and potential customers, suppliers and partners are large, multinational corporations with substantial negotiating power relative to it and, in some instances, may have internal solutions that are competitive to VIA’s products. These large, multinational corporations also have significant development resources, which may allow them to acquire or develop independently, or in partnership with others, competitive technologies. Meeting the technical requirements and securing design wins with any of these companies could require a substantial investment of VIA’s time and resources. VIA cannot assure you that its products will secure design wins from these or other companies or that it will generate meaningful revenue from the sales of its products to these key potential customers. If VIA’s products are not selected by these large corporations or if these corporations develop or acquire competitive technology, it may have an adverse effect on VIA’s business.
As VIA expands into new territories, it may encounter stronger market resistance than it currently expects, including from incumbent competitors in those territories.
VIA will face risks associated with any potential expansion of its operations into new territories, including possible unfavorable regulatory, political, tax and labor conditions, which could harm its business. In addition, in certain of these markets, VIA may encounter incumbent competitors with established technologies and customer bases, lower prices or costs, and greater brand recognition. VIA anticipates having international operations and subsidiaries that are subject to the legal, political, regulatory and social requirements and economic conditions in these jurisdictions. However, VIA has no experience to date selling or leasing and servicing its vehicles internationally, and such expansion would require VIA to make significant expenditures, including the hiring of local employees and establishing facilities, in advance of generating any revenue. These risks include:
conforming VIA’s electric commercial vehicles to various international regulatory requirements where its electric commercial vehicles are sold, which requirements may change over time;
difficulties in obtaining or complying with various licenses, approvals, certifications and other governmental authorizations necessary to manufacture, sell or service its electric commercial vehicles in any of these jurisdictions;
difficulty in staffing and managing foreign operations;
difficulties attracting customers in new jurisdictions;

foreign government taxes, regulations and permit requirements, including foreign taxes that VIA may not be able to offset against taxes imposed upon VIA in the U.S.;
a heightened risk of failure to comply with corporation and employment tax laws fluctuations in foreign currency exchange rates and interest rates, including risks related to any interest rate swap or other hedging activities VIA undertakes;
U.S. and foreign government trade restrictions, tariffs and price or exchange controls;
foreign labor laws, regulations and restrictions;
changes in diplomatic and trade relationships;
political instability, natural disasters, global health concerns, including health pandemics such as the COVID-19 pandemic, war or events of terrorism; and
the strength of international economies.
If VIA fails to successfully address these risks, VIA’s business, prospects, financial condition and operating results could be materially harmed.
VIA has grown its business rapidly, and expects to continue to expand its operations significantly. Any failure to manage its growth effectively could adversely affect its business, prospects, operating results and financial condition.
Any failure to manage VIA’s growth effectively could materially and adversely affect VIA’s business, prospects, operating results and financial condition. VIA intends to expand its operations significantly. VIA expects its future expansion to include:
expanding the management team;
hiring and training new personnel;
leveraging consultants to assist with company growth and development;
forecasting production and revenue;
controlling expenses and investments in anticipation of expanded operations;
establishing or expanding design, production, sales and service facilities;
implementing and enhancing administrative infrastructure, systems and processes; and

expanding into new markets.
VIA intends to continue to hire a significant number of additional personnel, including software engineers, design and production personnel and service technicians for its electric commercial vehicles. Because VIA’s electric commercial vehicles are based on a different technology platform than traditional internal combustion engines, individuals with sufficient training in electric commercial vehicles may not be available to hire, and as a result, VIA will need to expend significant time and expense training any newly hired employees. Competition for individuals with experience designing, producing and servicing electric commercial vehicles and their software is intense, and VIA may not be able to attract, integrate, train, motivate or retain additional highly qualified personnel. The failure to attract, integrate, train, motivate and retain these additional employees could seriously harm VIA’s business, prospects, financial condition and operating results.
VIA’s business may be adversely affected by labor and union activities.
Although none of VIA’s employees are currently represented by a labor union, it is common throughout the automobile industry generally for many employees at automobile companies to belong to a union, which can result in higher employee costs and increased risk of work stoppages. VIA may also directly and indirectly depend upon other companies with unionized work forces, such as parts suppliers and trucking and freight companies, and work stoppages or strikes organized by such unions could have a material adverse impact on VIA’s business, financial condition or operating results.
There are complex software and technology systems that need to be developed in coordination with vendors and suppliers in order to reach production for VIA’s electric commercial vehicles, and there can be no assurance such systems will be successfully developed.
VIA’s vehicles will use a substantial amount of third-party and in-house software codes and complex hardware to operate. The development of such advanced technologies is inherently complex, and VIA will need to coordinate with its vendors and suppliers in order to reach production for its electric commercial vehicles. Defects and errors may be revealed over time and VIA’s control over the performance of third-party services and systems may be limited. Thus, VIA’s potential inability to develop the necessary software and technology systems may harm its competitive position.
VIA relies on third-party suppliers to develop a number of emerging technologies for use in its products, including lithium-ion battery technology. These technologies are not currently, and may not ever be, commercially viable. There can be no assurances that VIA’s suppliers will be able to meet the technological requirements, production timing, and volume requirements to support its business plan. In addition, the technology may not comply with the cost, performance useful life and warranty characteristics VIA anticipates in its business plan. As a result, VIA’s business plan could be significantly impacted, and VIA may incur significant liabilities under warranty claims which could adversely affect its business, prospects and results of operations.
The discovery of defects in VIA’s vehicles may result in delays in new model launches, recall campaigns or increased warranty costs. Additionally, discovery of such defects may result in a decrease in the residual value of its vehicles, which may materially harm its business.
VIA’s electric commercial vehicles may contain defects in design and production that may cause them not to perform as expected or may require repair. Vehicle manufacturers are required to remedy defects related to vehicle safety and emissions through recall campaigns, and must recall vehicles if they determine that they do not comply with any applicable Federal Motor Vehicle Safety Standards (“FMVSS”). In addition, if a vehicle manufacturer determines that a safety or emissions defect or a non-compliance exists with respect to certain of its vehicles prior to the start of production, the launch of such vehicle could be delayed until the manufacturer remedies the defect or non-compliance. The costs associated with any protracted delay in new model launches necessary to remedy such defect, and the cost of providing a free remedy for such defects or non-compliance in vehicles that have been sold, could be substantial. VIA will also be obligated under the terms of its vehicle warranty to make repairs or replace parts in its vehicles at its expense for a specified period of time. Therefore, any failure rate that exceeds VIA’s assumptions may result in unanticipated losses.
VIA’s products (including vehicles and components) have not completed testing and VIA currently has a limited frame of reference by which to evaluate the performance of its electric commercial vehicles upon which its business prospects depend. There can be no assurance that VIA will be able to detect and fix any defects in its electric commercial vehicles. VIA may experience recalls in the future, which could adversely affect VIA’s brand and could adversely affect its business, prospects, financial condition and operating results. VIA’s electric commercial vehicles may not perform consistent with customers’ expectations or consistent with other vehicles which may become available. Any product defects or any other failure of VIA’s electric commercial vehicles and software to perform as expected could harm VIA’s reputation and result in a significant cost due to warranty replacement and other expenses, a loss of customer goodwill due to failing to meet maintenance targets in VIA’s total cost of ownership calculations, adverse publicity, lost revenue, delivery delays, product recalls and product liability claims and could have a material adverse impact on VIA’s business, prospects, financial condition and operating results. Additionally, discovery of such defects may result in a decrease in the residual value of VIA’s vehicles, which may materially harm its business. Moreover, problems and defects experienced by other electric vehicle companies could by association have a negative impact on perception and customer demand for VIA’s electric commercial vehicles.
VIA may become subject to product liability claims, which could harm its financial condition and liquidity if it is not able to successfully defend or insure against such claims.
Product liability claims, even those without merit or those that do not involve VIA’s products, could harm VIA’s business, prospects, financial condition and operating results. The automobile industry in particular experiences significant product liability claims, and VIA faces inherent risk of exposure to claims in the event VIA’s electric commercial vehicles do not perform or are claimed to not have performed as expected. As is true for other commercial vehicle suppliers, VIA expects in the future that its electric commercial vehicles may be involved in crashes resulting in death or personal injury. Additionally, product liability claims that affect VIA’s competitors may cause indirect adverse publicity for VIA and its products. A successful product liability claim against VIA could require VIA to pay a substantial monetary award. VIA’s risks in this area are particularly pronounced given the stage of development. Moreover, a product liability claim against VIA or its competitors could generate substantial negative publicity about VIA’s products and business and could have a material adverse effect on VIA’s brand, business, prospects, financial condition and operating results.
If VIA is sued for infringing or misappropriating intellectual property rights of third parties, litigation could be costly and time consuming and could prevent VIA from developing or commercializing its future products.
Companies, organizations or individuals, including VIA’s competitors, may hold or obtain patents, trademarks or other proprietary rights that would prevent, limit or interfere with VIA’s ability to make, use, develop, sell or market its vehicles or components, which could make it more difficult for VIA to operate its business. From time to time, VIA may receive communications from holders of patents or trademarks regarding their proprietary rights. Companies holding patents or other intellectual property rights may bring suits alleging infringement of such rights or otherwise assert their rights and urge VIA to take licenses. VIA’s applications and uses of trademarks relating to its design, software or technologies could be found to infringe upon existing trademark ownership and rights. In addition, if VIA is determined to have infringed upon a third party’s intellectual property rights, it may be required to do one or more of the following:

cease selling, incorporating certain components into, or using vehicles or offering goods or services that incorporate or use the challenged intellectual property;
pay substantial damages;
seek a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms, or at all;
redesign its vehicles or other goods or services; or
establish and maintain alternative branding for its products and services.
In the event of a successful claim of infringement against VIA and VIA’s failure or inability to obtain a license to the infringed technology or other intellectual property right, VIA’s business, prospects, operating results and financial condition could be materially and adversely affected. In addition, any litigation or claims, whether or not valid, could result in substantial costs, negative publicity and diversion of resources and management attention.
VIA may incur significant costs and expenses in connection with protecting and enforcing its intellectual property rights, including through litigation. Additionally, even if VIA is able to take measures to protect its intellectual property, third parties may independently develop technologies that are the same or similar to VIA.
VIA may not be able to prevent others from unauthorized use of its intellectual property, which could harm its business and competitive position. VIA relies on a combination of trade secrets (including know-how), employee and third-party nondisclosure agreements, copyrights, trademarks, intellectual property licenses, and other contractual rights to establish and protect its rights in its technology. Despite VIA’s efforts to protect its proprietary rights, third parties may attempt to copy or otherwise obtain and use VIA’s intellectual property or seek court declarations that they do not infringe upon its intellectual property rights. Monitoring unauthorized use of VIA’s intellectual property is difficult and costly, and the steps VIA has taken or will take may not prevent misappropriation. From time to time, VIA may have to resort to litigation to enforce its intellectual property rights, which could result in substantial costs and diversion of its resources.
Patent, trademark and trade secret laws vary significantly throughout the world. A number of foreign countries do not protect intellectual property rights to the same extent as do the laws of the United States. Therefore, VIA’s intellectual property rights may not be as strong or as easily enforced outside of the United States. Failure to adequately protect VIA’s intellectual property rights could result in its competitors offering similar products, potentially resulting in the loss of some of VIA’s competitive advantage and a decrease in its revenue which, would adversely affect its business, prospects, financial condition and operating results.
VIA’s vehicles will make use of lithium-ion battery cells, which can be dangerous under certain circumstances, including the possibility that such cells catch fire or vent smoke and flame.
The battery packs within VIA’s electric commercial vehicles will make use of lithium-ion cells. On rare occasions, lithium-ion cells can rapidly release the energy they contain by venting smoke and flames in a manner that can ignite nearby materials as well as other lithium-ion cells. While the battery pack is designed to contain any single cell’s release of energy without spreading to neighboring cells, a field or testing failure of VIA’s vehicles or other battery packs that it produces could occur, which could subject VIA to lawsuits, product recalls, or redesign efforts, all of which would be time consuming and expensive. Also, negative public perceptions regarding the suitability of lithium-ion cells for automotive applications or any future incident involving lithium-ion cells, such as a vehicle or other fire, even if such incident does not involve VIA’s vehicles, could seriously harm its business and reputation.
In addition, VIA intends to store its battery packs in its factories prior to installation in its electric commercial vehicles. Any mishandling of battery cells may cause disruption to the operation of VIA’s factories. While VIA has implemented safety procedures related to the handling of the cells, a safety issue or fire related to the cells could disrupt its operations. Such damage or injury could lead to adverse publicity and potentially a safety recall. Moreover, any failure of a competitor’s electric vehicle or energy storage product may cause indirect adverse publicity for VIA and its products. Such adverse publicity could negatively affect VIA’s brand and harm its business, prospects, financial condition and operating results.
VIA may not succeed in establishing, maintaining and strengthening its brand, which would materially and adversely affect customer acceptance of its vehicles and components and its business, revenues and prospects.
VIA’s business and prospects heavily depend on its ability to develop, maintain and strengthen the VIA brand. If VIA is not able to establish, maintain and strengthen its brand, it may lose the opportunity to build a critical mass of customers. VIA’s ability to develop, maintain and strengthen the VIA brand will depend heavily on the success of its marketing efforts. The electric vehicle industry is intensely competitive, and VIA may not be successful in building, maintaining and strengthening its brand. VIA’s current and potential competitors, particularly electric vehicle manufacturers headquartered in the United States, Japan, the European Union and China, have greater name recognition, broader customer relationships and substantially greater marketing resources than VIA does. If VIA does not develop and maintain a strong brand, its business, prospects, financial condition and operating results will be materially and adversely impacted.
VIA is likely to face competition from a number of sources, which may impair its revenues, increase its costs to acquire new customers, and hinder its ability to acquire new customers.
The vehicle electrification market has expanded significantly since VIA was founded. The commercial vehicle electrification market in which VIA operates features direct competition which includes traditional vehicle manufacturers producing electric commercial vehicles that have historically focused on the consumer market, including but not limited to Daimler AG, Volkswagen, Fiat, Ford and General Motors and electrification solution providers such as Rivian, Hyliion, Workhorse Group Inc., Nikola, Proterra, Arrival and Evobus, possibly expanding into the commercial markets. If these companies or other vehicle manufacturers or providers of electrification solutions expand into the commercial markets, VIA will face increased direct competition, which may impair VIA’s revenue, increase its costs to acquire new customers, hinder its ability to acquire new customers, have a material adverse effect on VIA’s product prices, market share, revenue and profitability.
VIA may not be able to accurately estimate the supply and demand for its vehicles, which could result in a variety of inefficiencies in its business and hinder its ability to generate revenue. If it does fail to accurately predict its manufacturing requirements, it could incur additional costs or experience delays.
It is difficult to predict VIA’s future revenues and appropriately budget for its expenses, and VIA may have limited insight into trends that may emerge and affect its business. VIA will be required to provide forecasts of its demand to its suppliers several months prior to the scheduled delivery of products to its prospective customers. Currently, there is no historical basis for making judgments on the demand for VIA’s vehicles or its ability to develop, manufacture, and deliver vehicles, or VIA’s profitability in the future. If VIA overestimates its requirements, its suppliers may have excess inventory, which indirectly would increase VIA’s costs. If VIA underestimates its requirements, its suppliers may have inadequate inventory, which could interrupt manufacturing of its products and result in delays in shipments and revenues. In addition, lead times for materials and components that VIA’s suppliers order may vary significantly and depend on factors such as the specific supplier, contract terms and demand for each component at a given time. If VIA fails to order sufficient quantities of product components in a timely manner, the delivery of vehicles to its customers could be delayed, which would harm VIA’s business, financial condition and operating results.
VIA’s electric commercial vehicles will compete for market share with vehicles powered by other vehicle technologies that may prove to be more attractive than VIA’s vehicle technologies.
VIA’s target market currently is serviced by manufacturers with existing customers and suppliers using proven and widely accepted fuel technologies. Additionally, VIA’s competitors are working on developing technologies that may be introduced in VIA’s target market. Similarly, improvement in competitor performance or technology may result in the infrastructure required to operate VIA vehicles, such as for charging, becoming comparatively expensive and reducing the economic attractiveness of its vehicles. If any of these alternative technology vehicles can provide lower fuel costs, greater efficiencies, greater reliability or otherwise benefit from other factors resulting in an overall lower total cost of ownership, this may negatively affect the commercial success of VIA’s vehicles or make VIA’s vehicles uncompetitive or obsolete.
If any of VIA’s suppliers become economically distressed or go bankrupt, VIA may be required to provide substantial financial support or take other measures to ensure supplies of components or materials, which could increase its costs, affect its liquidity or cause production disruptions.
VIA expects to purchase various types of equipment, raw materials and manufactured component parts from its suppliers. If these suppliers experience substantial financial difficulties, cease operations, or otherwise face business disruptions, VIA may be required to provide substantial financial support to ensure supply continuity or would have to take other measures to ensure components and materials remain available. Any disruption could affect VIA’s ability to deliver vehicles and could increase VIA’s costs and negatively affect its liquidity and financial performance.
VIA is subject to governmental export and import control laws and regulations. VIA’s failure to comply with these laws and regulations could have an adverse effect on its business, prospects, financial condition and operating results.
VIA’s products and solutions are subject to export control and import laws and regulations, including the U.S. Export Administration Regulations, U.S. Customs regulations and various economic and trade sanctions regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control. U.S. export control laws and regulations and economic sanctions prohibit the shipment of certain products and services to U.S. embargoed or sanctioned countries, governments and persons. In addition, complying with export control and sanctions regulations for a particular sale may be time-consuming and result in the delay or loss of sales opportunities.
Exports of VIA’s products and technology must be made in compliance with these laws and regulations. For example, VIA may require one or more licenses to import or export certain vehicles, components or technologies to its research and development teams in various countries and may experience delays in obtaining the requisite licenses to do so. Audits in connection with the application for licenses may increase areas of noncompliance that could result in delays or additional costs. If VIA fails to comply with these laws and regulations, VIA and certain of its employees could be subject to additional audits, substantial civil or criminal penalties, including the possible loss of export or import privileges, fines, which may be imposed on VIA and responsible employees or managers and, in extreme cases, the incarceration of responsible employees or managers.
As VIA expands, it may encounter unforeseen import/export charges, which could increase its costs and hamper its profitability. In addition, changes in VIA’s products or solutions or changes in applicable export or import laws and regulations may create delays in the introduction and sale of VIA’s products and solutions in new territories, increase costs due to changes in import and export duties and taxes, prevent VIA’s customers from deploying VIA’s products and solutions or, in some cases, prevent the export or import of VIA’s products and solutions to certain countries, governments or persons altogether. Any change in export or import laws and regulations, shift in the enforcement or scope of existing laws and regulations, or change in the countries, governments, persons or technologies targeted by such laws and regulations, could also result in decreased use of VIA’s products and solutions or in VIA’s decreased ability to export or sell its products and solutions to customers.
Any decreased use of VIA’s products and solutions or limitation on its ability to export or sell its products and solutions would likely adversely affect VIA’s business, prospects, financial condition and operating results.
VIA is subject to risks related to health epidemics and pandemics, including the ongoing COVID-19 pandemic, which could adversely affect VIA’s business and operating results.
VIA faces various risks related to public health issues, including epidemics, pandemics, and other outbreaks, including the ongoing COVID-19 pandemic. The effects and potential effects of COVID-19, including, but not limited to, its impact on general economic conditions, trade and financing markets, changes in customer behavior and continuity in business operations creates significant uncertainty. The spread of COVID-19 also disrupted the manufacturing, delivery and overall supply chain of vehicle manufacturers and suppliers, and has led to a global decrease in vehicle sales in markets around the world. In particular, the COVID-19 crisis may cause a decrease in demand for VIA’s vehicles if fleet operators delay purchases of vehicles or if fuel prices for internal combustion engine vehicles remain low, an increase in costs resulting from VIA’s efforts to mitigate the effects of COVID-19, delays in VIA’s schedule to full commercial production of electric commercial vehicles and disruptions to VIA’s supply chain, among other negative effects.
The pandemic has resulted in government authorities implementing many measures to contain the spread of COVID-19, including travel bans and restrictions, quarantines, shelter-in-place and stay-at-home orders, and business shutdowns. These measures may be in place for a significant period of time and may be reinstituted if conditions deteriorate, which could adversely affect VIA’s start-up and manufacturing plans. Measures that have been relaxed may be re-implemented if COVID-19 continues to spread. If, as a result of these measures, VIA has to limit its number of employees and contractors at a given time, it could cause a delay in tooling efforts or in the production schedule of its electric commercial vehicles. Further, VIA’s sales and marketing activities may be adversely affected due to the cancellation or reduction of in-person sales activities, meetings, events and conferences. If VIA’s workforce is unable to work effectively, including due to illness, quarantines, government actions or other restrictions in connection with COVID-19, VIA’s operations will be adversely affected.
The extent to which the COVID-19 pandemic may continue to affect VIA’s business will depend on continued developments, which are uncertain and cannot be predicted. Even after the COVID-19 pandemic has subsided, VIA may continue to suffer an adverse effect to VIA’s business due to its global economic effect, including any economic recession. If the immediate or prolonged effects of the COVID-19 pandemic have a significant adverse impact on government finances, it would create uncertainty as to the continuing availability of incentives related to electric vehicle purchases and other governmental support programs.
VIA is highly dependent on the services of its senior management team and key employees, and if VIA is unable to retain some or all of this team, its ability to compete could be harmed.
VIA’s success depends, in part, on its ability to retain its key personnel. VIA is highly dependent on the services of its senior management team and key employees. If members of the senior management team were to discontinue their service to VIA due to death, disability or any other reason, VIA could be materially disadvantaged in the event VIA was unable to appoint suitable replacements in a timely manner. The unexpected loss of or failure to retain one or more of VIA’s key employees could adversely affect VIA’s business. VIA will evaluate whether to obtain key man life insurance policies. Any failure by VIA’s management team and VIA’s employees to perform as expected may have a material adverse effect on VIA’s business, prospects, financial condition and operating results.

VIA’s success depends, in part, on its ability to attract and recruit key personnel. If VIA is unable to attract key employees and hire qualified management, technical and vehicle engineering personnel, its ability to compete could be harmed.
VIA’s success depends, in part, on its continuing ability to identify, hire, attract, train and develop other highly qualified personnel. Experienced and highly skilled employees are in high demand and competition for these employees can be intense. VIA may not be able to attract, assimilate, develop or retain qualified personnel in the future, and its failure to do so could adversely affect VIA’s business, including the execution of its global business strategy.
VIA may be subject to damages resulting from claims that it or its employees have wrongfully used or disclosed alleged trade secrets of its employees’ former employers.
Many of VIA’s employees were previously employed by other automotive companies or by suppliers to automotive companies. VIA may be subject to claims that it or these employees have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of their former employers. Litigation may be necessary to defend against these claims. If VIA fails in defending such claims, in addition to paying monetary damages, it may lose valuable intellectual property rights or personnel. A loss of key personnel or their work product could hamper or prevent VIA’s ability to commercialize its products, which could severely harm its business. Even if VIA is successful in defending against these claims, litigation could result in substantial costs and demand on management resources.
VIA is subject to stringent and changing privacy laws, regulations and standards, information security policies and contractual obligations related to data privacy and security. VIA’s actual or perceived failure to comply with such obligations could harm its business.
VIA is subject to or affected by a number of federal, state, local and international laws and regulations, as well as contractual obligations and industry standards, that impose certain obligations and restrictions with respect to data privacy and security. The regulatory framework for privacy and security issues worldwide is rapidly evolving and, as a result, implementation standards and enforcement practices are likely to remain uncertain for the foreseeable future. VIA may not be able to monitor and react to all developments in a timely manner as laws in this area are also complex and developing rapidly. For example, the European Union adopted the General Data Protection Regulation (“GDPR”), which became effective on May 25, 2018, and California adopted the California Consumer Privacy Act of 2018 (“CCPA”), which became effective in January 2020. Both the GDPR and the CCPA impose additional obligations on companies regarding the handling of personal data and provides certain individual privacy rights to persons whose data is collected. Other states have begun to propose similar laws. These laws, regulations and standards may be interpreted and applied differently over time and from jurisdiction to jurisdiction, and it is possible that they will be interpreted and applied in ways that are inconsistent with VIA’s existing data management practices or the features of its products and product capabilities, and may have a material and adverse impact on VIA’s business, financial condition and results of operations.
Compliance with applicable privacy and data security laws and regulations is a rigorous and time-intensive process, and VIA may be required to put in place additional mechanisms to comply with such laws and regulations, which could cause it to incur substantial costs or require it to change its business practices, including its data practices, in a manner adverse to its business. Additionally, any inability to adequately address privacy and security concerns, even if unfounded, or comply with applicable privacy and data security laws, regulations and policies, could result in additional cost and liability to VIA, damage its reputation, inhibit sales and adversely affect its business. Privacy and data security concerns, whether valid or not valid, may inhibit market adoption of its products, particularly in certain industries and foreign countries. If VIA is not able to adjust to changing laws, regulations and standards related to the internet, its business may be harmed.

VIA, its partners and its suppliers are or may be subject to substantial regulation and unfavorable changes to, or failure by VIA, its partners or its suppliers to comply with, these regulations could substantially harm VIA’s business and operating results.
VIA’s electric commercial vehicles, and the sale of motor vehicles in general, its partners and its suppliers are or may be subject to substantial regulation under federal, state and local laws. VIA’s vehicles will be required to comply with the applicable safety, product and other standards and regulations in VIA’s targeted markets. For example, VIA’s vehicles in the United States will be subject to numerous regulatory requirements established by the National Highway Traffic Safety Administration, including any applicable FMVSS. Rigorous testing and the use of approved materials and equipment are among the requirements for achieving federal certification. VIA may fail to obtain or renew the required certification or regulatory approval for its vehicles, which may prevent VIA from delivering, selling and/or importing/exporting its vehicles.
VIA continues to evaluate requirements for licenses, approvals, certificates and governmental authorizations necessary to manufacture, sell or service its electric commercial vehicles in the jurisdictions in which it plans to operate and intends to take such actions necessary to comply. VIA may experience difficulties in obtaining or complying with various licenses, approvals, certifications and other governmental authorizations necessary to manufacture, sell, transport or service their electric commercial vehicles in any of these jurisdictions. If VIA, its partners or its suppliers are unable to obtain or comply with any of the licenses, approvals, certifications or other governmental authorizations necessary to carry out its operations in the jurisdictions in which they currently operate, or those jurisdictions in which they plan to operate in the future, VIA’s business, prospects, financial condition and operating results could be materially adversely affected. VIA expects to incur significant costs in complying with these regulations. For example, if the battery packs installed in VIA’s electric commercial vehicles are deemed to be transported, they will need to comply with the mandatory regulations governing the transport of “dangerous goods,” and any deficiency in compliance may result in VIA being prohibited from selling its electric commercial vehicles until compliant batteries are installed. Any such required changes to VIA’s battery packs will require additional expenditures and may delay the shipment of vehicles.
In addition, regulations related to the electric and alternative energy vehicle industry are evolving and VIA faces risks associated with changes to these regulations, including but not limited to:
increased subsidies for corn and ethanol production, which could reduce the operating cost of vehicles that use ethanol or a combination of ethanol and gasoline;
increased support for other alternative fuel systems, which could have an impact on the acceptance of VIA’s electric powertrain system; and
increased sensitivity by regulators to the needs of established automobile manufacturers with large employment bases, high fixed costs and business models based on the internal combustion engine, which could lead them to pass regulations that could reduce the compliance costs of such established manufacturers or mitigate the effects of government efforts to promote alternative fuel vehicles.
To the extent the laws change, VIA’s electric commercial vehicles and its suppliers’ products may not comply with applicable international, federal, state or local laws, which would have an adverse effect on VIA’s business. Compliance with changing regulations could be burdensome, time consuming and expensive. To the extent compliance with new regulations is cost prohibitive, VIA’s business, prospects, financial condition and operating results would be adversely affected.

Increased safety, emissions, fuel economy or other regulations may result in higher costs, cash expenditures and/or sales restrictions.
The motorized vehicle industry is governed by a substantial amount of government regulation, which often differs by state and region. Government regulation has arisen, and proposals for additional regulation are advanced, primarily out of concern for the environment, vehicle safety and energy independence. In addition, many governments regulate local product content and/or impose import requirements as a means of creating jobs, protecting domestic producers and influencing the balance of payments. The cost to comply with existing government regulations is substantial, and future, additional regulations could have a substantial adverse impact on VIA’s financial condition. For example, VIA is, and will be, subject to extensive vehicle safety and testing and environmental regulations in the United States, Canada, Mexico and other jurisdictions in which it may sell its vehicles.
VIA is subject to cybersecurity risks to its various systems and software and any material failure, weakness, interruption, cyber event, incident or breach of security could prevent VIA from effectively operating its business.
VIA is potentially at risk for interruptions, outages and breaches of: (i) operational systems, including business, financial, accounting, product development, data processing or production processes, owned by VIA or its third-party vendors or suppliers; (ii) facility security systems, whether owned by VIA or its third-party vendors or suppliers; (iii) in-product technology, whether owned by VIA or its third-party vendors or suppliers; (iv) the integrated software in VIA’s electric commercial vehicles; or (v) customer or driver data that VIA processes or its third-party vendors or suppliers process on its behalf. Such cyber incidents could: materially disrupt operational systems; result in loss of intellectual property, trade secrets or other proprietary or competitively sensitive information; compromise certain information of customers, employees, suppliers, drivers or others; jeopardize the security of VIA’s factories; or affect the performance of any in-product technology or integrated software in VIA’s electric commercial vehicles. A cyber incident could be caused by disasters, insiders (through inadvertence or with malicious intent) or malicious third parties (including nation-states or nation-state supported actors) using sophisticated, targeted methods to circumvent firewalls, encryption and other security defenses, including hacking, fraud, trickery or other forms of deception. The techniques used by cyber attackers change frequently and may be difficult to detect for long periods of time. Although VIA maintains information technology measures designed to protect itself against intellectual property theft, data breaches and other cyber incidents, such measures will require updates and improvements, and VIA cannot guarantee that such measures will be adequate to detect, prevent or mitigate cyber incidents. The implementation, maintenance, segregation and improvement of these systems requires significant management time, support and cost. Moreover, there are inherent risks associated with developing, improving, expanding and updating current systems, including the disruption of VIA’s data management, procurement, production execution, finance, supply chain and sales and service processes. These risks may affect VIA’s ability to manage its data and inventory, procure parts or supplies or produce, sell, deliver and service its electric powertrain solutions, adequately protect its intellectual property or achieve and maintain compliance with, or realize available benefits under, applicable laws, regulations and contracts. VIA cannot be sure that these systems upon which it relies, including those of its third-party vendors or suppliers, will be effectively implemented, maintained or expanded as planned. If VIA does not successfully implement, maintain or expand these systems as planned, its operations may be disrupted, its ability to accurately and timely report its financial results could be impaired, and deficiencies may arise in its internal control over financial reporting, which may impact VIA’s ability to certify its financial results. Moreover, VIA’s proprietary information or intellectual property could be compromised or misappropriated and its reputation may be adversely affected. If these systems do not operate as VIA expects them to, VIA may be required to expend significant resources to make corrections or find alternative sources for performing these functions.
A significant cyber incident could impact production capability, harm VIA’s reputation, cause VIA to breach its contracts with other parties or subject VIA to regulatory actions or litigation, any of which could materially affect

VIA’s business, prospects, financial condition and operating results. In addition, VIA’s insurance coverage for cyberattacks may not be sufficient to cover all the losses it may experience as a result of a cyber incident.
VIA also collects, stores, transmits and otherwise processes customer, driver and employee and others’ data as part of its business and operations, which may include personal data or confidential or proprietary information.
VIA also works with partners and third-party service providers or vendors that collect, store and process such data on its behalf and in connection with its products and services. There can be no assurance that any security measures that VIA or its third-party service providers or vendors have implemented will be effective against current or future security threats. While VIA has developed systems and processes designed to protect the availability, integrity, confidentiality and security of its and its customers’, drivers’, employees’ and others’ data, VIA’s security measures or those of its third-party service providers or vendors could fail and result in unauthorized access to or disclosure, acquisition, encryption, modification, misuse, loss, destruction or other compromise of such data. If a compromise of such data were to occur, VIA may become liable under its contracts with other parties and under applicable law for damages and incur penalties and other costs to respond to, investigate and remedy such an incident. Laws in all 50 states require VIA to provide notice to customers, regulators, credit reporting agencies and others when certain sensitive information has been compromised as a result of a security breach. Such laws are inconsistent and compliance in the event of a widespread data breach could be costly. Depending on the facts and circumstances of such an incident, these damages, penalties, fines and costs could be significant. Such an event could harm VIA’s reputation and result in litigation against VIA. Any of these results could materially adversely affect VIA’s business, prospects, financial condition and operating results.
Any unauthorized control or manipulation of the information technology systems in VIA’s electric commercial vehicles could result in loss of confidence in VIA and its electric commercial vehicles and harm VIA’s business.
VIA’s electric commercial vehicles contain complex information technology systems and built-in data connectivity to accept and install periodic remote updates to improve or update functionality. VIA has designed, implemented and tested security measures intended to prevent unauthorized access to its information technology networks, its electric commercial vehicles and related systems. However, hackers may attempt to gain unauthorized access to modify, alter and use such networks, trucks and systems to gain control of or to change VIA’s electric commercial vehicles’ functionality, user interface and performance characteristics, or to gain access to data stored in or generated by the vehicles. Future vulnerabilities could be identified and VIA’s efforts to remediate such vulnerabilities may not be successful. Any unauthorized access to or control of VIA’s electric commercial vehicles, or any loss of customer data, could result in legal claims or proceedings and remediation of such problems could result in significant, unplanned capital expenditures. In addition, regardless of their veracity, reports of unauthorized access to VIA’s electric commercial vehicles or data, as well as other factors that may result in the perception that VIA’s electric commercial vehicles or data are capable of being “hacked,” could negatively affect VIA’s brand and harm its business, prospects, financial condition and operating results.
VIA does not currently have a third-party retail product distribution network.
Third-party dealer networks are the traditional method of vehicle sales distribution. However, VIA does not currently have a traditional third-party retail product distribution network and may sell directly to commercial fleet operators and fleet management companies. If VIA does not engage a traditional third-party retail product distribution network, it will have to build an in-house sales and marketing function at VIA, which may be expensive and time consuming. In addition, if VIA does not engage a traditional third-party retail product distribution network, the lack of such network may result in lost opportunities to generate sales and could limit VIA’s ability to grow. If VIA uses only an in-house sales and marketing team and such team is not effective, VIA’s results of operations and financial conditions could be adversely affected.

VIA’s insurance strategy may not be adequate to protect itself from all business risks.
In the ordinary course of business, VIA may be subject to losses resulting from product liability, accidents, acts of God and other claims against VIA, for which VIA may have limited or no insurance coverage. VIA may not maintain as much insurance coverage as other original equipment manufacturers (“OEMs”) do, and in some cases, VIA may not maintain any at all. Additionally, the policies that VIA does have may include significant deductibles, and VIA cannot be certain that its insurance coverage will be sufficient to cover all future claims against VIA. A loss that is uninsured or exceeds policy limits may require VIA to pay substantial amounts, which could adversely affect VIA’s business, prospects, financial condition and operating results.
VIA does not currently offer leasing and financing options for its vehicles, and it may be unable to offer attractive leasing and financing options in the future, which would adversely affect consumer demand for its vehicles. In addition, offering leasing and financing options to customers in the future could expose VIA to credit risk.
VIA currently does not have any arrangements in place to provide leasing and financing options for the purchases of its vehicles and cannot provide any assurance that may have leasing and financing options available for its potential customers in the future. VIA believes that the ability to offer attractive leasing and financing options is particularly relevant to customers in the vehicle market in which it competes, and if it is unable to offer its customers an attractive option to finance the purchase of or lease its future vehicles, such failure could substantially reduce the population of potential customers and decrease demand for its vehicles and adversely affect its results of operation and financial condition.
If there is inadequate access to charging stations, VIA’s business could be materially and adversely affected.
Demand for VIA’s vehicles will depend in part on the availability of charging infrastructure as its vehicles will require the use of charging stations to recharge its batteries. VIA has not built, and currently does not plan to build, any commercial charging infrastructure, and VIA’s customers will have to rely on self-owned and publicly accessible charging infrastructure. While the prevalence of public charging stations has been increasing, they are significantly less widespread than gas stations. In addition, many of VIA’s potential customers do not currently have a sufficient self-owned charging infrastructure in place to meet their individual needs or expectations. As a result, some potential customers may choose not to purchase VIA’s vehicles because of the lack of a more widespread public charging infrastructure at the time of sale or the cost of installing a sufficient self-owned charging infrastructure, adversely affecting VIA’s growth, results of operation and financial condition.
Risks Associated with Acquiring and Operating a Business Outside of the United States and in China
The Chinese government may exert substantial interventions and influence at any time over the manner in which our post-merger company must conduct its business activities in the PRC, which could result in a material adverse change in its operations, significantly limit or completely hinder Ideanomics’ or the post-merger company’s ability to offer or continue to offer securities to investors, and cause the value of Ideanomics’ or the post-merger company’s shares of common stock to significantly decline or be worthless.
The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Ideanomics’ or the post-merger company’s ability to operate in China may be harmed by changes in PRC laws and regulations, including those relating to listing companies offshore, taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations, or stricter interpretations of existing regulations, that would require additional expenditures and efforts on Ideanomics or the post-merger company to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require Ideanomics or the post-merger company to divest any interest we then hold in Chinese properties.
For example, the Chinese cybersecurity regulator announced on July 2, 2021, that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that the company’s app be removed from smartphone app stores. On July 24, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly released the Guidelines for Further Easing the Burden of Excessive Homework and Off-campus Tutoring for Students at the Stage of Compulsory Education (which were immediately effective upon being released), pursuant to which foreign investment in curriculum-based tutoring institutions via mergers and acquisitions, entrusted operations, franchise development, and variable interest entities became prohibited.
As such, at any time, the business of Ideanomics or the post-merger company may be subject to various government and regulatory interferences. Ideanomics or the post-merger company could be subject to regulation by various different political and regulatory entities, including various local and municipal agencies and government sub-divisions. In addition to additional expenditures and efforts on compliance, the operations of Ideanomics or the post-merger company could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry, which could result in a material adverse change in their operations and the value of Ideanomics’ or the post-merger company’s shares of common stock.
Furthermore, as of the date of this proxy statement/prospectus, given recent draft rules by the CSRC indicating an intent to exert more oversight and control over offerings that are conducted overseas (for more details, see the section titled “The approval of the CSRC, CAC or other Chinese regulatory agencies may be required in connection with this Offering under Chinese law in the future”, beginning on page 52. Although neither Ideanomics nor the post-merger company is currently required to obtain any permissions from the PRC central government or its local departments and agencies, and even though neither Ideanomics nor the post-merger company has been prohibited from continuing to list on a U.S. exchange, this offering would be adversely affected by such extended control if the PRC government sought to enforce its rules beyond what has been provided under written laws and regulations (or any laws or regulations adopted in the future) or there is change to the interpretation of such rules. Ideanomics cannot assure investors that any permission that might in the future be required from the PRC government will ultimately be granted to Ideanomics or the post-merger company, and even if such permission is granted, we cannot guarantee that such permission will not later be denied or rescinded, any of which could significantly limit or completely hinder Ideanomics’ or the post-merger company’s ability to offer or continue to offer its securities to investors and cause the value of Ideanomics’ or the post-merger company’s securities to significantly decline or be worthless.
Uncertainties with respect to the PRC legal system and changes in laws and regulations in China could adversely affect our operations in China.
The activities of the post-merger company’s subsidiaries in China are governed by PRC laws and regulations. The PRC legal system is a civil law system based primarily on written statutes. Unlike in the common law system, prior court decisions and government actions under the civil law system may be cited for reference, but have limited precedential value. In addition, any new PRC laws and regulations or changes to existing PRC laws and regulations related to foreign investment in China could affect the specific business activities of the post-merger company’s subsidiaries in China or the general business environment in China, either of which could adversely impact our business.

From time to time, the post-merger company’s Chinese subsidiaries have had to resort to administrative and court proceedings to enforce its legal rights. Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since Chinese administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be more difficult to evaluate the probable outcome of administrative and court proceedings and the level of legal protection enjoyed our subsidiaries in China than in more developed legal systems. These uncertainties may impede the ability of the post-merger company’s Chinese subsidiaries to enforce the contracts they have entered into, and could materially and adversely affect their business and results of operations.
Furthermore, the PRC legal system is based, in part, on government policies and internal rules, some of which are not published on a timely basis or at all, and which may have retroactive effect. As a result, the post-merger company’s subsidiaries in China may not be aware of a potential violation of any of these policies and rules until some time after such violation has already occurred. Such unpredictability towards the post-merger company’s Chinese subsidiaries’ contractual, property and procedural rights could adversely affect their business and impede their ability to continue operations.
The approval of the CSRC, CAC or other Chinese regulatory agencies may be required in connection with this Offering under Chinese law in the future.
On December 24, 2021, the CSRC released two new regulations in draft form: the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (for Public Comments) (“Draft CSRC Provisions”) and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (for Public Comments) (together with the Draft CSRC Provisions, the “New Rules for Overseas Securities Offering and Listing”). The New Rules for Overseas Securities Offering and Listing requires companies incorporated in Mainland China and so-called “red-chip” companies (i.e., companies not incorporated in Mainland China but whose assets and management are primarily in or of Mainland China) who intend to list or offer securities on overseas exchanges (i.e., in the case of mainland Chinese companies, those seeking a “Direct Offering,” or in the case of “red-chip” companies, those seeking an “Indirect Offering” on exchanges outside of Mainland China) to complete a filing with the CSRC within three business days upon filing for such Direct/Indirect Offering with the foreign stock market. Specifically, the New Rules for Overseas Securities Offering and Listing provide that if any of the following conditions are met, the listing or offering will be deemed an Indirect Offering for purposes of this regulation: (i) the total assets, net assets, revenues or profits of the domestic Chinese operating entities of the issuer in the most recent accounting year account for more than 50% of the corresponding figure in the issuer’s audited consolidated financial statements for the same period; and/or (ii) the senior managers in charge of the business operations and management of the issuer are mostly Chinese citizens or are domiciled in China, and the main places of business are located in China or main business activities are conducted in China.
Currently, the New Rules for Overseas Securities Offering and Listing are technically only draft regulations, which are still subject to public comments and which are not yet legally binding. However, if the New Rules for Overseas Securities Offering and Listing were to be enacted as they are currently drafted, we understand that we would not be required to complete a CSRC filing in connection with this offering, given that our offering does not fall into the regulatory definitions of either a Direct Offering or an Indirect Offering. Specifically, as the post-merger company is not incorporated in Mainland China, this offering will not be deemed a Direct Offering. Likewise, although a material component of our overall business operations are located in China, (i) the total assets, net assets, revenues or profits of our PRC subsidiaries in the most recent fiscal year account for less than 50% of our audited consolidated financial statements from the same period; and (ii) all senior managers in charge of business operations and management of the post-merger company and reporting to the CEO are US citizens, and are located outside of China, and our major business is carried on outside of China. Accordingly, we understand that this offering is unlikely to be deemed an Indirect Offering.

Additionally, on December 28, 2021, the CAC and certain other regulatory authorities jointly promogulated the revised Cybersecurity Review Measures, taking effect on February 15, 2022. Per the revised Cybersecurity Review Measures, any company incorporated in the PRC that applies to list its securities outside of the PRC would be required to apply to the Cybersecurity Review Office of the CAC to conduct certain cybersecurity review procedures, if such company is in possession of the personal information of more than 1,000,000 users. Prior to this development, on November 14, 2021, the draft Administrative Regulations on Network Data Security issued by the CAC had previously proposed this same proposed requirement and specified that cybersecurity review procedures would be required if any merger, restructuring or spin-off affects or might affect state security and that involves an Internet platform operator that controls a “large amount of data resources” concerning state security, economic development or public interests.
After the revised Cybersecurity Review Measures take effect on February 15, 2022, and if the draft Administrative Regulations on Network Data Security were to be enacted as currently drafted, then we understand that we would not be subject to cybersecurity review procedures with China’s CAC in connection with this offering, given that: (i) our products and services are offered to institutional customers, and not directly to individual users; (ii) the personal information of individuals that we process in the course of our business operations involves much less than 1,000,000 users; and (iii) the data that is processed in the course of our business operations does not implicate state security, economic development or public interests, and therefore would be unlikely to be deemed as important data to the CAC and other PRC government authorities.
Taken together, even if recently proposed draft Chinese regulations were to be officially implemented in their current form, we understand that we would not be impacted by their proposed CSRC or CAC approval requirements in connection with this offering. However, there remains significant uncertainties as to the enactment, interpretation and implementation of regulatory requirements related to the CSRC filing, data security in China and consent, approval and license requirements, which could possibly be imposed by PRC authorities, including but not limited to the CSRC and CAC, which could potentially be implicated by the operations of our Chinese subsidiaries or the issuance of securities to non-PRC investors.
Furthermore, if any potential consent, approval and license requirements are implicated under future changes to applicable laws, regulations, or interpretations, Ideanomics, the post-merger company or our PRC subsidiaries might be required to obtain such consents, approvals and licenses from PRC authorities in the future. Failing to comply with any such requirements could result in sanctions from competent PRC regulatory authorities. In such circumstances, these PRC regulatory authorities could impose fines and penalties on our PRC subsidiaries, limit our operations in China, or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our ordinary shares. The PRC regulatory agencies also may take actions requiring Ideanomics or the post-merger company, or making it advisable for Ideanomics or the post-merger company, to halt this offering before settlement and delivery of the securities we are registering for sale. Consequently, if any investors engage in market trading or other activities in anticipation of and prior to settlement and delivery, such investors do so at the risk that settlement and delivery may not occur. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of the post-merger company’s shares of common stock. Uncertainties concerning future actions by the Chinese government could cause the value of the post-merger company’s shares of common stock to significantly decline or become worthless, which could result in substantial losses to investors.
Foreign exchange regulations and governmental control of currency conversion may limit our ability to utilize cash balances effectively and affect the value of our investment.
The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without the prior approval of SAFE by completing certain procedural requirements. Specifically, under China’s existing exchange restrictions, without the prior approval of SAFE, cash generated from the operations of the post-merger company’s PRC subsidiaries in China may be used to pay dividends to their shareholders (including the post-merger company). However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, we are required to obtain SAFE approval to use cash generated from the operations of our PRC subsidiaries to pay off their respective debts in currencies other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi. The PRC government could potentially, at its discretion, restrict access to foreign currencies for current account transactions in the future. If the PRC government’s foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to relevant shareholders of such PRC subsidiaries.
PRC regulations relating to dividends may restrict the ability of our PRC subsidiaries to make payments to us, which may have adverse effect on our ability to conduct our business.
Under PRC laws and regulations, our PRC subsidiaries (which are each “wholly foreign-owned enterprises” incorporated in Mainland China) are only permitted to pay dividends out of their respective accumulated profits, as determined in accordance with PRC accounting standards and regulations. In addition, prior to distribution of any dividends, the post-merger company’s subsidiaries in China are each required to compensate their past losses with after-tax profits each year, if any, and then set aside at least 10% of their after-tax profits each year to fund a statutory reserve until such reserve reaches 50% of the subsidiary’s total registered capital. Additionally, if our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends or make other distributions to us.
Any limitation on the ability of our PRC subsidiaries to pay dividends or make other distributions to us could adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.
We might be subject to the National Security Law in the future, in light of the PRC government’s current and rapidly changing policies regarding PRC and Hong Kong businesses operations.
On June 30, 2020, the PRC government’s National People’s Congress Standing Committee passed a national security law (the “National Security Law”) for the Hong Kong Special Administrative Region (“Hong Kong”). The National Security Law criminalizes, and otherwise gives the PRC government broad powers to find unlawful, a broad variety of political crimes, including separatism and collusion with a foreign country or with external elements to endanger national security in relation to Hong Kong. Under the National Security Law, the PRC government can, at its own discretion or the Hong Kong government’s discretion, exercise jurisdiction over alleged violations of the law and prosecute and adjudicate cases in mainland China. The law can apply to alleged violations committed by anyone, anywhere in the world, including in the United States.
We do not believe that Ideanomics or the post-merger company violate or have violated the National Security Law, but in light of the PRC government’s current and rapidly changing policies regarding PRC and Hong Kong businesses operations, Ideanomics’ or the post-merger company’s business operations could be subject to the National Security Law in the future, if the PRC or Hong Kong government desires this outcome.
We are subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information provided by our customers.

We are subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. These laws and regulations are continuously evolving and developing.
The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly with respect to foreign laws. In particular, there are numerous laws and regulations regarding privacy and the collection, sharing, use, processing, disclosure, and protection of personal information and other user data. Such laws and regulations often vary in scope, may be subject to differing interpretations, and may be inconsistent among different jurisdictions.
We expect to obtain information about various aspects of our operations as well as regarding our employees and third parties. We also maintain information about various aspects of our operations as well as regarding our employees. The integrity and protection of our customer, employee and company data is critical to our business. Our customers and employees expect that we will adequately protect their personal information. We are required by applicable laws to keep strictly confidential the personal information that we collect, and to take adequate security measures to safeguard such information.
The PRC Criminal Law, as amended by its Amendment 7 (effective on February 28, 2009) and Amendment 9 (effective on November 1, 2015), prohibits institutions, companies and their employees from selling or otherwise illegally disclosing a citizen’s personal information obtained during the course of performing duties or providing services or obtaining such information through theft or other illegal ways.
The PRC regulatory requirements regarding cybersecurity are constantly evolving. For instance, various regulatory bodies in China, including the CAC, the Ministry of Public Security and the SAMR, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations.
In November 2016, the Standing Committee of China’s National People’s Congress passed China’s first Cybersecurity Law (“CSL”), which became effective in June 2017. The CSL is the first PRC law that systematically lays out the regulatory requirements on cybersecurity and data protection, subjecting many previously under-regulated or unregulated activities in cyberspace to government scrutiny. The legal consequences of violation of the CSL include penalties of warning, confiscation of illegal income, suspension of related business, winding up for rectification, shutting down the websites, and revocation of business license or relevant permits. Additionally, the latest version of the Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020 and effective from January 1, 2021) provides the primary legal basis for privacy and personal information infringement claims under Chinese civil laws. PRC regulators, including the CAC, MIIT, and the Ministry of Public Security have been increasingly focused on regulation in the areas of data security and data protection. On June 10, 2021, the Standing Committee of the NPC promulgated the PRC Data Security Law, which took effect on September 1, 2021. The Data Security Law also sets forth the data security protection obligations for entities and individuals handling personal data, including that no entity or individual may acquire such data by stealing or other illegal means, and the collection and use of such data should not exceed the necessary limits.
The Standing Committee of the NPC issued the Personal Information Protection Law in August 2021, which became effective in November 2021. The Personal Information Protection Law imposes stringent compliance management requirements on personal information processors, including but not limited to (1) adopting security measures such as internal management systems, encryption and anonymization techniques, etc.; (2) in the case of personal information processors handling personal information that exceeds certain amounts prescribed by the CAC, a specially appointed responsible person for personal information processing is required; (3) conducting periodic compliance audits; and (4) conducting risk evaluations and recording relevant results prior to processing any sensitive personal information or transferring personal information outside of China. Where PRC authorities identify any unlawful personal information processing, they are authorized to issue warnings, order “corrections” (i.e., mandatory rectification measures aimed at bringing the unlawful processing in line with PRC law or to cease such processing), confiscate any unlawful gains, and/or order suspension or cessation of relevant activities that illegally process personal information.
These laws and regulations evolve frequently, and their scope may continually change, through new legislation, amendments to existing legislation and changes in enforcement practices. Ideanomics or the post-merger company have incurred, and will continue to incur, expenses in an effort to comply with privacy, data protection and information security standards and protocols imposed by laws, regulations, industry standards or contractual obligations. Changes in laws or regulations relating to privacy, data protection and information security, particularly any new or modified laws or regulations that require enhanced protection of certain types of data or new obligations with regard to data retention, transfer or disclosure, could greatly increase the cost to Ideanomics or the post-merger company and PRC subsidiaries of providing offerings, require significant changes to their operations or even prevent them from providing certain offerings in jurisdictions in which Ideanomics or the post-merger company and PRC subsidiaries currently operate or may operate in the future.
In April 2020, the CAC and certain other PRC regulatory authorities promulgated the Cybersecurity Review Measures, which became effective in June 2020. Pursuant to the Cybersecurity Review Measures, operators of critical information infrastructure (“CIIOs”) must pass a cybersecurity review when purchasing network products and services which do or may affect national security. On December 28, 2021, the CAC and other regulatory authorities published the revised Cybersecurity Review Measures, which will take effect on February 15, 2022 and replace the current Cybersecurity Review Measures. Under the revised Cybersecurity Review Measures, the so-called “cybersecurity review” procedure no longer applies only to CIIOs but also to: (a) any party whose data processing activities affect or may affect issues of national security, even if such party is not a CIIO; and (b) any company that possesses the personal information of more than 1,000,000 mainland China users and intends to conduct a stock listing outside of the PRC. Prior to this development, on November 14, 2021, the draft Administrative Regulations on Network Data Security issued by CAC had already proposed that cybersecurity review procedures would be required in cases where: (a) any merger, restructuring or spin-off affects or might affect state security and involves an Internet platform operator that controls a “large amount of data resources” concerning state security, economic development or public interest; (b) any listing outside the country involving a company with personal information of more than 1 million users.
As of the date of this proxy statement/prospectus, we understand that once the revised Cybersecurity Review Measures take effect and if the draft Administrative Regulations on Network Data Security were to be enacted as currently drafted, Ideanomics or the post-merger company would not be subject to cybersecurity review procedures with China’s CAC in connection with this offering, given that: (i) our products and services are offered to institutional customers, and not directly to individual users; (ii) the personal information of individuals that we process in the course of our business operations involves much less than 1,000,000 users; and (iii) the data that is processed in the course of our business operations does not have implicate state security, economic development or public interests, and therefore would be unlikely to be deemed as important data to the CAC and other PRC government authorities.
On October 29, 2021, the CAC released a draft of the Measures concerning the Security Assessment for Cross-Border Data Transfer (“Draft Security Assessment Measures”). The Draft Security Assessment Measures set out a relatively broad applicability of the need to conduct certain “Security Assessment” procedures under PRC law. In particular, any data processor who: (a) transfers important data offshore; (b) processes personal information of more than one million data subjects and transfers any personal information offshore; (c) transfers abroad, on a cumulative basis, personal information of more than 100,000 data subjects or sensitive personal information of more than 10,000 data subjects; or (d) other situations when the CAC deems a Security Assessment is needed. Although currently only released in draft form, these envisioned requirements could become legally binding in the future. As of the date of this proxy statement/prospectus, we understand that if the Draft Security Assessment Measures were to be enacted as currently drafted, Ideanomics or the post-merger company would not be subject to Security

Assessment requirements with China’s CAC, given that: (i) the data that is processed in the course of our business operations does not have implicate “important data”; (ii) our current business does not require transfer personal information of more than 100,000 data subjects or sensitive information of more than 10,000 data subjects offshore; and (iii) the personal information of individuals that we process in the course of our business operations involves much less than 1,000,000 users.
Notwithstanding the above, the interpretation and application of PRC laws and regulations involving data security, privacy protection, and cybersecurity are still subject to many uncertainties and are evolving. We cannot assure that relevant PRC governmental authorities will not interpret or implement the laws or regulations in ways that negatively affect Ideanomics or the post-merger company and PRC subsidiaries. Ideanomics or the post-merger company and PRC subsidiaries could also become subject to additional or new laws and regulations regarding data security, privacy protection, and cybersecurity matters in the future.
Further, if currents drafts and any interpretations of cybersecurity review and Security Assessment related PRC laws and regulations were to mandate the completion of cybersecurity review and/or Security Assessment procedures (or other specific actions that need to be completed by Ideanomics or the post-merger company or our PRC subsidiaries), we could face uncertainties as to whether such procedures could be completed in a timely manner, or at all. Any inability to complete such procedures when needed could make it unfeasible for Ideanomics or the post-merger company and PRC subsidiaries to continue business operations in China and even face sanctions by competent PRC regulatory authorities.
The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for Ideanomics or the post-merger company to pursue growth through acquisitions in China.
The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the “M&A Rules”, adopted by six PRC regulatory agencies in 2006 and amended in 2009, and certain other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make mergers and acquisition activities by foreign investors more time consuming and complex in China. Moreover, the Anti-Monopoly Law of the PRC requires that the Ministry of Commerce of the PRC (the “MOFCOM”) be notified in advance of any mergers and acquisitions if certain thresholds are surpassed.
In addition, the Circular of the General Office of the State Council on the Establishment of Security Review System for the Merger and Acquisition of Domestic Enterprises by Foreign Investors, issued in February 2011 and effective in March 2011, and the Rules on Implementation of Security Review System for the Merger and Acquisition of Domestic Enterprises by Foreign Investors, issued by the MOFCOM in August 2011 and effective in September 2011, specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOFCOM, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. The Measures on Foreign Investment Security Review released by China’s National Development and Reform Commission and the MOFCOM in December 2020 (“Measures”), which became effective in January 2021, further stated that foreign investors that consummate an investment prior to completing the security review may be ordered to unwind the investment, may receive a “bad credit” mark in China’s developing “national credit rating system” and receive unspecified “other punishment implemented in accordance with relevant national regulations.” Receiving a “bad credit” mark may adversely and materially affect Ideanomics’ or the post-merger company’s ability to conduct its operations and realize its plans for business expansion.

Ideanomics, the post-merger company and PRC subsidiaries may intend to grow their businesses by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming, and any required approval processes, including obtaining approval from the MOFCOM or its local counterparts, may delay or inhibit Ideanomics’ or the post-merger company’s ability to complete such transactions, which could affect the ability of Ideanomics, the post-merger company, and the PRC subsidiaries to expand or maintain its market share.
Although the audit report included in this proxy statement/prospectus by reference is prepared by auditors that are currently subject to inspections by the Public Company Accounting Oversight Board (the “PCAOB”), there is no guarantee that future audit reports will be prepared by auditors that are subject to inspections by the PCAOB and, as such, future investors may be deprived of such inspections, which could result in limitations or restrictions to our access of the U.S. capital markets. Furthermore, trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act or the Accelerating Holding Foreign Companies Accountable Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities.
As an auditor of companies that are registered with the SEC and publicly traded in the United States and a firm registered with the PCAOB, our auditor is required under the laws of the United States to undergo regular inspections by the PCAOB to assess their compliance with the laws of the United States and professional standards. Although we have substantial operations within China, a jurisdiction where the PCAOB is currently unable to conduct inspections without the approval of the Chinese government authorities, our auditor is currently inspected fully by the PCAOB.
Inspections of other auditors conducted by the PCAOB outside China have at times identified deficiencies in those auditors’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The lack of PCAOB inspections of audit work undertaken in China prevents the PCAOB from regularly evaluating auditors’ audits and their quality control procedures. As a result, to the extent that any component of our auditor’s work papers are or become located in China, such work papers will not be subject to inspection by the PCAOB. As a result, investors would be deprived of such PCAOB inspections, which could result in limitations or restrictions to our access of the U.S. capital markets.
As part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular China’s, in June 2019, a bipartisan group of lawmakers introduced bills in both houses of the U.S. Congress which, if passed, would require the SEC to maintain a list of issuers for which PCAOB is not able to inspect or investigate the audit work performed by a foreign public accounting firm completely. The proposed Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges (“EQUITABLE”) Act prescribes increased disclosure requirements for these issuers and, beginning in 2025, the delisting from U.S. national securities exchanges such as the Nasdaq of issuers included on the SEC’s list for three consecutive years. It is unclear if this proposed legislation will be enacted. On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act (the “HFCA Act”), which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCA Act on December 2, 2020, and the HFCA Act was signed into law on December 18, 2020. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCA Act”), which, if enacted, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCA Act, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. The SEC adopted rules to implement the AHFCA Act and, pursuant to the AHFCA Act, the PCAOB has issued its report notifying the SEC of its determination that it is unable to inspect or investigate completely accounting firms headquartered in mainland China or Hong Kong.
Under the HFCA Act, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in our shares of common stock being delisted. While we understand that there has been dialogue among the CSRC, the SEC and the PCAOB regarding the inspection of PCAOB-registered accounting firms in China, there can be no assurance that we will be able to comply with requirements imposed by U.S. regulators. Delisting of our common stock would force holders of our shares of common stock to sell their shares. The market price of our shares of common stock could be adversely affected as a result of anticipated negative impacts of these executive or legislative actions upon, as well as negative investor sentiment towards, companies with operations in China that are listed in the United States, regardless of whether these executive or legislative actions are implemented and regardless of our actual operating performance.
Uncertainties with respect to the PRC legal system could adversely affect our liquidity.
The PRC legal system is based on statutes. Prior court decisions may be cited for reference but have limited precedential value. Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. Because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.
PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.
Governmental control of currency conversion may limit Ideanomics and post-merger company’s ability to utilize their cash balance effectively and affect the results of operations of PRC subsidiaries.
The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. Ideanomics receives and the post-merger company may receive a substantial amount of their revenues in Renminbi or, alternatively, to finance their PRC subsidiaries in Renminbi. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments, and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of SAFE by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations of its PRC subsidiaries in China may be used to pay dividends to its company. However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, Ideanomics or the post-merger company will need to obtain SAFE approval to use the cash generated from the operations of their PRC subsidiaries to pay off their respective debt in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi. The PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents Ideanomics or the post-merger from obtaining such approval or otherwise hinders efficient financial management of the PRC subsidiaries, it may substantially curtail our operations and cause the value of our securities significantly decline or become worthless.
The Chinese government may intervene or influence the operations of Ideanomics’ business or the business of the combined company in the territory of PRC at any time, which could result in a material change in our operations and/or the value of our securities.
More than twenty percent of our revenues result from our operations in China. The Chinese government may intervene or influence the operations of Ideanomics’ business or the business of the combined company in the territory of PRC at any time, which could result in a material change in our operations and/or the value of our securities. Also, recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or over foreign investment in China-based and Hong Kong-based issuers. Any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.
Other Risks Related to Ideanomics’ Business
Ideanomics’ business is, and following completion of the merger Ideanomics will continue to be, subject to the risks described above and in Ideanomics’ Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as updated by subsequent Quarterly Reports on Form 10-Q, including Ideanomics’ Quarterly Report on Form 10-Q for the three months ended September 30, 2021, and Current Reports on Form 8-K, all of which are filed with the SEC and incorporated by reference into this proxy statement/prospectus. See the section titled “Where You Can Find More Information” beginning on page 157 for the location of information incorporated by reference in this proxy statement/prospectus.